Exhibit 99(a)(11)

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 6-K
REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16 OF THE
SECURITIES EXCHANGE ACT OF 1934
Dated: August 6, 2010
Commission File No. 001-34104
NAVIOS MARITIME ACQUISITION CORPORATION
85 Akti Miaouli Street, Piraeus, Greece 185 38

(Address of Principal Executive Offices)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F:
Form 20-F ☑ Form 40-F ☐
Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):
Yes ☐ No ☑
Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):
Yes ☐ No ☑
Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the
Securities Exchange Act of 1934.
Yes ☐ No ☑
If “Yes” is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b):
N/A

     This Report on Form 6-K is hereby incorporated by reference into the Navios Maritime Acquisition Corporation Registration Statement on Form F-3, File No. 333-151707.
Operating and Financial Review and Prospects
     The following is a discussion of the financial condition and results of operations for the three-month periods ended March 31, 2010 and 2009 of Navios Maritime Acquisition Corporation (referred to herein as “we”, “us” or “Navios Acquisition”). All of these financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). You should read this section together with the consolidated financial statements and the accompanying notes included in Navios Acquisition’s 2009 Annual Report filed on Form 20-F with the Securities and Exchange Commission.
     This Report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on Navios Acquisition’s current expectations and observations. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to changes in the demand for product and chemical tankers, fluctuation of charter rates, competitive factors in the market in which Navios Acquisition operates; risks associated with operations outside the United States; and other factors listed from time to time in the Navios Acquisition’s filings with the Securities and Exchange Commission.
     In addition to Navios Acquisition’s historical results, this Report contains (1) the unaudited condensed combined financial statements of the Vessel-Owning Subsidiaries (as defined below) for the three-month periods ended March 31, 2009 and 2010, and (2) the unaudited condensed combined pro forma financial statements of Navios Acquisition to give effect to the contemplated acquisition of the Vessel-Owning Subsidiaries below under “Recent Developments.” Such financial statements may not be indicative of the future operations or post-closing financial position of such companies.
Recent Developments
Acquisition of VLCC Tanker Vessels
     On July 19, 2010, Navios Acquisition announced that it had signed a Securities Purchase Agreement that contemplates the acquisition of a fleet of seven very large crude carrier (“VLCC”) tankers for an aggregate purchase price of $587.0 million. Navios Acquisition intends to finance the acquisition as follows: $453.0 million with new debt financing, $123.0 million with cash and $11.0 million through the future issuance of Navios Acquisition shares. The final purchase price is subject to customary working capital adjustments, and the consummation of the transaction is subject to a number of conditions, including third-party consents. The transaction is anticipated to close in September 2010.
Fleet Information
     Of the seven VLCC vessels (the “Vessel-Owning Subsidiaries”) being acquired from Vanship Holdings Limited (the “Seller”), six are currently operating under long-term time charters to Asia-Pacific-based high quality shipping and petrochemical groups, including DOSCO (a wholly owned subsidiary of COSCO), Formosa, SK Shipping and a member of the Sinochem group. The seventh vessel is being constructed currently, with delivery scheduled for June 2011.
     The VLCC fleet has an average age of 8.6 years and a remaining charter-out term of 8.8 years with an average charter rate of $40,440 net per day. Five of the seven charters have a profit sharing mechanism that provides for potential upside.
Time Charter Coverage
     Upon consummation of this transaction, Navios Acquisition will own 20 vessels and will have contracted 89.1% and 80.2% of its available days on a charter-out basis for 2010 and 2011, respectively.
Warrant Tender Program
     Navios Acquisition is offering (the “Offer”) the holders of 25,300,000 of its outstanding publicly traded warrants issued in its initial public offering (“Public Warrants”) the limited time opportunity to acquire shares of common stock at a reduced exercise price. The Offer is coupled with a consent solicitation accelerating the ability of Navios Maritime Holdings Inc. (“Navios Holdings”) and its officers and directors to exercise certain privately issued warrants at the cash exercise price available to the Public Warrants during the Offer.
     Under the terms of the Offer, holders of Public Warrants may exercise (1) on a cash basis, at an exercise price of $5.65 per share of common stock and (2) on a cashless basis, at an exchange rate of 4.25 Public Warrants for one share of common stock. A holder may use one or both methods in exercising all or a portion of its Public Warrants.

     The Offer has several conditions, including that at least (1) 75% of the Public Warrants outstanding (18,975,000 Public Warrants) are properly exercised and (2) 15% of the Public Warrants outstanding (3,795,000 Public Warrants) are exercised on a cash basis. Both conditions, along with the other conditions, may be waived by Navios Acquisition at its discretion.
     Upon consummation of the Offer, Navios Holdings and Angeliki Frangou, Navios Acquisition’s Chairman and Chief Executive Officer, will exercise the private warrants that they own for cash for aggregate gross proceeds of $78,167,750.
     The Offer commenced on Tuesday, July 27, 2010 and will continue for a period of twenty (20) business days, expiring on Monday, August 23, 2010 at 11:59 p.m., New York City time (the “Offer Period”). Upon termination of the Offer, the Public Warrants will expire according to their terms on June 25, 2013, subject to earlier redemption as outlined in terms of the Public Warrants.
     Offers pursuant to the warrant tender program are made only through Navios Acquisition’s Registration Statement on Form F-3 (Registration No. 333-151707), into which this Report has been incorporated by reference, and in conjunction with the related Schedule TO and the Offer Letter to the holders of the Public Warrants, which is included as an exhibit to such Schedule TO.
Delivery of Product Tankers
     On June 29, 2010 and July 2, 2010, Navios Acquisition took delivery of the Colin Jacob and Ariadne Jacob, two LR1 product tankers, acquired as part of the acquisition of 13 vessels described below, for $43.5 million each. Both vessels were built in 2007 and immediately commenced three-year time charters at a rate of $17,000 net per day, plus profit sharing. It is anticipated that these charters will generate aggregate base annual EBITDA of approximately $6.9 million, excluding any profit sharing.
Business Combination
     Pursuant to the Acquisition Agreement dated April 8, 2010, and approval by Navios Acquisition stockholders on May 25, 2010, Navios Acquisition acquired 13 vessels (11 product tankers and two chemical tankers), plus options to purchase two additional product tankers, by purchasing the stock of the Navios Holdings subsidiary holding directly or indirectly the rights to the shipbuilding contracts or the memoranda of agreement for the vessels. The aggregate purchase price for the vessels was $457.7 million, including approximately $76.5 million refunded to Navios Holdings, which made the first equity installment payment on the vessels of $38.7 million and other associated payments. Navios Acquisition has guaranteed approximately $334.3 million of debt financing.
     On May 28, 2010, we consummated the vessel acquisition, which constituted our initial business combination. In connection with the stockholder vote to approve the business combination, holders of 10,021,399 shares of common stock voted against the business combination and elected to redeem their shares in exchange for an aggregate of approximately $99.3 million, which amount was disbursed from the trust account on May 28, 2010. In addition, on May 28, 2010, we disbursed an aggregate of $8.9 million from the trust account to the underwriters of our initial public offering for deferred fees. After disbursement of approximately $76.5 million to Navios Holdings to reimburse it for the first equity installment payment on the vessels of $38.7 million and other associated payments, the balance of the trust account of $66.1 million was released to us for general operating expenses. Following such transaction, we commenced operations as an operating company.
History and Development of Navios Acquisition
     Navios Acquisition was incorporated in the Republic of the Marshall Islands on March 14, 2008. We were formed to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination one or more assets or operating businesses in the marine transportation and logistics industries. As of March 31, 2010, we had neither engaged in any operations nor generated significant revenue. We were considered to be in the development stage as defined in guidance issued by the Financial Accounting Standards Board (“FASB”) for Accounting and Reporting By Development Stage Enterprises, and as of March 31, 2009, were subject to the risks associated with activities of development stage companies. We have selected December 31st as our fiscal year end. Some highlights of corporate history include:
•	On March 18, 2008, we issued 8,625,000 sponsor units, or Sponsor Units, to Navios Holdings for $25,000 in cash, at a purchase price of approximately $0.003 per unit. Each Sponsor Unit consists of one share of common stock and one warrant.

•	On June 11, 2008, Navios Holdings transferred an aggregate of 290,000 Sponsor Units to our officers and directors.

•	On June 16, 2008, Navios Holdings returned to us an aggregate of 2,300,000 Sponsor Units, which, upon receipt, we cancelled. Accordingly, the initial stockholders own 6,325,000 Sponsor Units.

•	On July 1, 2008, we consummated our initial public offering. Simultaneously with the closing of the initial public offering, Navios Holdings purchased 7,600,000 warrants from us in a private placement. The proceeds from this private placement of warrants were added to the proceeds of the initial public offering and placed in a trust account. The net proceeds of our initial public offering, including amounts in the trust account, were invested in U.S. government securities (“U.S. Treasury Bills”) with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. As of March 31, 2010 the trust account had a balance of $250.8 million, including short-term investments, which trust account was subsequently liquidated on the consummation of our initial business combination in May 2010. See “Recent Developments.”
FINANCIAL HIGHLIGHTS
The financial statements of the acquired Vessel-Owning Subsidiaries contained herein may not be indicative of the future operations or the post-closing financial position of such companies.
     This Report on Form 6-K contains unaudited condensed combined financial statements of the Vessel-Owning Subsidiaries for the three months ended March 31, 2009 and 2010. However, such financial statements may not be indicative of the future operations or post-closing financial position of such companies. Revenue and operating income of the Vessel-Owning Subsidiaries for the first quarter of 2010 are both approximately $3.0 million higher than for the comparable 2009 period. However, net income is down from approximately $4.0 million in 2009 to approximately $1.8 million in 2010. Based on information from the Seller, such decrease is due mainly to a loss of approximately $1.8 million on the mark-to-market value of certain interest rate swap agreements and a write off of deferred loan costs of approximately $1.2 million, partially offset by lower interest income. Such derivative financial instruments are required to be extinguished on or prior to the closing of the acquisition and the Securities Purchase Agreement requires the Seller to take a number of other actions that will impact the post-closing financial statements. Accordingly, the unaudited condensed combined statements of income and cash flows contained herein may not be indicative of the operations of the Vessel-Owning Subsidiaries after consummation of the contemplated acquisition.
     The same is true of the post-closing balance sheet. The Securities Purchase Agreement, among other things, (i) requires that certain obligations, including obligations to affiliates, be extinguished at the expense of the Seller, (ii) requires that interest rate swap instruments be terminated, and (iii) permits distributions of cash to the Seller. It is also anticipated that certain of the loan agreements will either be paid off or somewhat restructured. Accordingly, the post-closing balance sheet of the acquired Vessel-Owning Subsidiaries may differ significantly from the condensed combined balance sheet included herein. In addition, as a result of the above factors, the operating results pre-acquisition are not indicative of the operating results post-acquisition.
     The following table presents our consolidated revenue and expense information for the three-month period ended March 31, 2010, for the three-month period ended March 31, 2009 and for the period from March 14, 2008 (date of inception) to March 31, 2010. Due to the consummation of our initial business combination in May 2010, the information presented herein is not indicative of future operations.

			Period from
			March 14, 2008
	Three Months ended	Three Months ended	(date of inception) to
Expressed in U.S. dollars	March 31, 2010	March 31, 2009	March 31, 2010
Revenue	$—	$—	$—
Expenses
General and administrative expenses	(30,000)	(30,000)	(210,000)
Formation and operating costs	(312,126)	(241,859)	(1,519,274)

Loss from operations	(342,126)	(271,859)	(1,729,274)

Interest income from trust account	31,284	56,381	1,798,490
Other interest	13,643	10,085	33,957

Net income/(loss) applicable to common stockholders	(297,199)	(205,293)	102,174

Period over Period Comparisons
For the Three-Month Period ended March 31, 2010 compared to Three-Month Period ended March 31, 2009
     General and administrative expenses. General and administrative expenses were $0.03 million for the three-month period ending March 31, 2010 and the three-month period ending March 31, 2009. We presently occupy office space provided by Navios Holdings. Navios Holdings has agreed that it will make such office space, as well as certain office and secretarial services, available to us, as may be required by us from time to time. We have agreed to pay Navios Holdings $0.01 million per month for such services. As of March 31, 2010, we accrued $0.06 million for administrative services rendered by Navios Holdings.
     Formation and operating costs. Formation and operating costs increased by $0.07 million to $0.3 million for the three-month period ending March 31, 2010 as compared to $0.2 million for the three-month period ending March 31, 2009. This is due to an increase of $0.07 million in professional and other services.
     Interest from trust account. Interest from the trust account decreased by $0.03 million to $0.03 million for the three-month period ending March 31, 2010 from $0.06 million for the three-month period ending March 31, 2009. The net proceeds of our initial public offering, including amounts in the trust account, were invested in U.S. Treasury Bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 (the “Investment Company Act”). The decrease is due mainly to the significant drop in interest rates during 2010.
     Other income. Other income is considered immaterial and is related to the unrealized gain that derives from valuation of U.S. Treasury Bills as of March 31, 2010.
     Net income decreased by $0.09 million to $0.3 million for the three-month period ending March 31, 2010 from $0.2 million for the three-month period ending March 31, 2009. Net income derived from interest income less general and administrative expenses and formation costs, and the reasons for the decrease are discussed above. For the period presented, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is zero.
Liquidity and Capital Resources
     Our liquidity needs have been satisfied to date through receipt of $25,000 in unit subscriptions from our initial stockholders, through a loan of $0.5 million from Navios Holdings, both of which are described below, and the proceeds of our investing activities. As of March 31, 2010, the balance of the loan was zero, as we fully repaid the loan in November 2008.
     On July 1, 2008, we closed our initial public offering. Simultaneously with the closing of the initial public offering, we consummated the private placement of 7,600,000 warrants at a purchase price of $1.00 per warrant to Navios Holdings. The initial public offering and the Private Placement generated gross proceeds to us in the aggregate of $260.6 million.
     On May 28, 2010, we consummated the vessel acquisition of 13 vessels, which constituted our initial business combination. In connection with the stockholder vote to approve the business combination, holders of 10,021,399 shares of common stock voted against the business combination and elected to convert their shares into an aggregate of approximately $99.3 million, which amount was disbursed from the trust account on May 28, 2010. In addition, on May 28, 2010, we disbursed an aggregate of $8.9 million from the trust account to the underwriters of our initial public offering for deferred fees. After disbursement of approximately $76.5 million to Navios Holdings to reimburse it for the first equity installment payment on the vessels of $38.7 million and other associated payments, the balance of the trust account of $66.1 million was released to us for general operating expenses. Following such transaction, we commenced operations as an operating company.

Cash Flow
Three-Month Period ended March 31, 2010 compared to Three-Month Period ended March 31, 2009
     The following table presents cash flow information for the three-month period ended March 31, 2010, for the three months period ended March 31, 2009 and for the period from March 14, 2008 (date of inception) through March 31, 2009.

		For the three-	Period from March
	For the three-month	month period	14, 2008 (date of
	period ended	ended March 31,	inception) to March
Expressed in U.S. dollars	March 31, 2010	2009	31, 2010

Net cash provided by (used in) operating activities	$(327,924)	$(34,693)	$516,966
Net cash provided by (used in) investing activities	671,336	434,140	(250,821,960)

Net cash provided by financing activities	—	—	250,735,504

Change in cash and cash equivalents	$343,412	$399,448	$430,510

Cash provided by (used in) operating activities for the three-month period ended March 31,2010 as compared to the three-month period ended March 31, 2009.
     Net cash used in operating activities increased by $0.27 million to $0.3 million for the three-month period ended March 31, 2010 as compared to $0.03 million for the three-month period ended March 31, 2009. The increase in cash used in operating activities is due mainly to a $0.3 million loss for the three-month period ended March 31, 2010.
     Amounts due to related parties increased by $0.06 million to $0.09 million as of March 31, 2010 from $0.03 million as of December 31, 2009. This increase is due mainly to offering costs reimbursed to Navios Holdings as well as the payment of administrative fees. We presently occupy office space provided by Navios Holdings. Navios Holdings has agreed that it will make such office space, as well as certain office and secretarial services, available to us, as may be required by us from time to time. We have agreed to pay such affiliate $10,000 per month for such services. As of March 31, 2010, we accrued $0.06 million for administrative services rendered by Navios Holdings. This amount is included under amounts due to related parties in the balance sheet.
     Prepaid expenses and other current assets decreased by $0.03 million from $0.06 million on December 31, 2009 to $0.03 million on March 31, 2010. This amount is related to directors and officers insurance that covers the 12-month period ended June 25, 2010 and 2009.
     Accrued expenses decreased by $0.1 million from $0.4 million at March 31, 2009 to $0.3 million at December 31, 2010. This amount is related to accrued legal and professional fees and to fees charged by bank for services provided relating to U.S. Treasury Bills.
     Accounts payable decreased by $0.05 million from $0.06 million at December 31, 2009 to $0.01 million at March 31, 2010. This amount concerns payables mainly for professional fees, legal fees, filing expenses and fees charged by bank for services provided relating to U.S. Treasury Bills.
Cash provided by (used in) investing activities for the three-month period ended March 31, 2010 as compared to the three-month period ended March 31, 2009.
     Net cash provided by investing activities increased by $0.2 million to $0.6 million at March 31, 2010 from $0.4 million at March 31, 2009.
     Restricted cash held in the trust account, including short-term investments, had a balance of $250.8 million and $251.5 million as of March 31, 2010 and December 31, 2009, respectively. Out of this amount, cash held in the trust account amounted to $0 as of March 31, 2010, and December 31, 2009, respectively, and the balance amount is related to U.S. Treasury Bills. Following the completion of the initial public offering, at least 99.1% of the gross proceeds, after payment of certain amounts to the underwriters, were held in the trust account and invested in U.S. Treasury Bills. Our agreement with the trustee required that the trustee invest and reinvest the proceeds in the trust account only in United States “government debt securities” within the meaning of Section 2(a) (16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act. As of

March 31, 2010 and March 31, 2009, the amount of $1.8 million and $0.5 million, respectively, was released to us out of the interest income earned, with the purpose to fund working capital requirements.
Cash provided by financing activities for the three-month period ended March 31, 2010 as compared to the three-month period ended March 31, 2009.
     During the three-month periods ended March 31, 2010 and 2009, we did not have any investing activities.
Related Party Transactions
     On March 18, 2008, Navios Acquisition issued 8,625,000 sponsor units, or the Sponsor Units, to its sponsor, Navios Holdings, for $25,000 in cash, at a purchase price of approximately $0.003 per unit. Each Sponsor Unit consists of one share of common stock and one warrant.
     On June 11, 2008, Navios Holdings transferred an aggregate of 290,000 Sponsor Units to our officers and directors.
     On June 16, 2008, Navios Holdings returned to us an aggregate of 2,300,000 Sponsor Units, which we have cancelled. Accordingly, our initial stockholders own 6,325,000 Sponsor Units.
     On July 1, 2008, we closed our initial public offering of 25,300,000 units, including 3,300,000 units issued upon the full exercise of the underwriters’ over-allotment option. Each unit consists of one share of common stock and one warrant that entitles the holder to purchase one share of common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds to us of $253.0 million. Simultaneously with the closing of the initial public offering, we consummated a private placement of 7,600,000 warrants at a purchase price of $1.00 per warrant to our sponsor, Navios Holdings. The initial public offering and the private placement generated gross proceeds to us in an aggregate amount of $260.6 million.
     Navios Holdings loaned us a total of $0.5 million for the payment of offering expenses. This loan was payable on the earlier of March 31, 2009 or the completion of our initial public offering. On March 31, 2009, the balance of the loan was zero, as we fully repaid the loan in November 2008.
     We presently occupy office space provided by Navios Holdings. Navios Holdings has agreed that it will make such office space, as well as certain office and secretarial services, available to us, as may be required by us from time to time. We have agreed to pay Navios Holdings $10,000 per month for such services. As of March 31, 2010 and December 31, 2009, we accrued $60,000 and $30,000, respectively, for administrative services rendered by Navios Holdings. These amounts are included under amounts due to related parties in the balance sheet together with offering costs amounting to $89,993 and $30,118 as of March 31, 2010 and December 31, 2009, respectively, paid by Navios Holdings.
     We have also agreed to pay each of the independent directors $50,000 in cash per year for their board service, accruing from the respective start of their service on the board of directors and payable upon the successful consummation of a business combination. As of March 31, 2010 and December 31, 2009, there were three independent directors appointed and the total amounts accrued were $273,390 and $235,890, respectively.
     On January 12, 2010, we announced the appointment of Leonidas Korres as our Senior Vice President — Business Development. Pursuant to an agreement between us and Navios Holdings, the compensation of Mr. Korres up to the amount of €65,000 was to be paid by Navios Holdings. Compensation to be reimbursed in the amount of €21,435 is included in the amounts due to related parties.
Quantitative and Qualitative Disclosures about Market Risks
Foreign Exchange Risk
     Our reporting currency is the U.S. dollar. Although we maintain a cash account with a foreign bank, its expenditures to date have been and are expected to continue to be denominated in U.S. dollars. Accordingly, we have designated our functional currency as the U.S. dollar.
     According to guidance issued by the FASB for Foreign Currency Translation, foreign currency balance sheets will be translated into U.S. dollars using the exchange rate in effect rate in effect as of the balance sheet date and the statements of operations will be translated at the average exchange rates for each period. The resulting translation adjustments to the balance sheet will be recorded in accumulated other comprehensive income (loss) within stockholder’s equity.
     Foreign currency transaction gains and losses will be included in the statement of operations as they occur.

Concentration of Credit Risk
     As at March 31, 2010, financial instruments that potentially subject us to a significant concentration of credit risk consist primarily of U.S. Treasury Bills. As of May 28, 2010, the amount of $250.8 million was released from the trust account following the consummation of our business combination.
Inflation
     Inflation has had a minimal impact on formation and operating expenses, and on general and administrative expenses. Our management does not consider inflation to be a significant risk to this kind of expenses in the current and foreseeable economic environment.
Recent Accounting Pronouncements
Transfers of Financial Assets
     In June 2009, the FASB issued new guidance concerning the transfer of financial assets. This guidance amends the criteria for a transfer of a financial asset to be accounted for as a sale, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, changes the initial measurement of a transferor’s interest in transferred financial assets, eliminates the qualifying special-purpose entity concept and provides for new disclosures. This new guidance was effective for Navios Acquisition for transfers of financial assets beginning in its first quarter of fiscal 2010 and its adoption did not have any significant effect on its financial position, results of operations, or cash flows.
Determining the Primary Beneficiary of a Variable Interest Entity
     In June 2009, the FASB issued new guidance concerning the determination of the primary beneficiary of a variable interest entity (“VIE”). This new guidance amends current U.S. GAAP by: requiring ongoing reassessments of whether an enterprise is the primary beneficiary of a VIE; amending the quantitative approach previously required for determining the primary beneficiary of the VIE; modifying the guidance used to determine whether an equity is a VIE; adding an additional reconsideration event (troubled debt restructurings) for determining whether an entity is a VIE; and requiring enhanced disclosures regarding an entity’s involvement with a VIE.
     This new guidance was effective for Navios Acquisition beginning in its first quarter of fiscal 2010 and its adoption did not have any significant effect on its financial position, results of operations, or cash flows. Navios Acquisition will continue to consider the impacts of this new guidance on an on-going basis.
Measuring Liabilities at Fair Value
     In August 2009, the FASB released new guidance concerning measuring liabilities at fair value. The new guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain valuation techniques. Additionally, it clarifies that a reporting entity is not required to adjust the fair value of a liability for the existence of a restriction that prevents the transfer of the liability. This new guidance is effective for the first reporting period after its issuance, however earlier application is permitted. The application of this new guidance did not have a significant impact on Navios Acquisition’s consolidated financial statements.
Fair Value Disclosures
     In January 2010, the FASB issued amended standards requiring additional fair value disclosures. The amended standards require disclosures of transfers in and out of Levels 1 and 2 of the fair value hierarchy, as well as requiring gross basis disclosures for purchases, sales, issuances and settlements within the Level 3 reconciliation. Additionally, the update clarifies the requirement to determine the level of disaggregation for fair value measurement disclosures and to disclose valuation techniques and inputs used for both recurring and nonrecurring fair value measurements in either Level 2 or Level 3. Navios Acquisition adopted the new guidance in the first quarter of fiscal 2010, except for the disclosures related to purchases, sales, issuance and settlements, which will be effective for Navios Acquisition beginning in the first quarter of fiscal 2012. The adoption of the new standards has not had and is not expected to have a significant impact on Navios Acquisition’s consolidated financial statements.
Subsequent Events
     In February 2010, the FASB issued amended guidance on subsequent events. Securities and Exchange Commission filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and Navios Acquisition adopted these new requirements in the first quarter of fiscal 2010.

Recently adopted accounting standards:
     Business Combinations
     In December 2007, the FASB issued guidance which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed any non controlling interest in the acquiree and the goodwill acquired. The guidance also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. The guidance was effective for Navios Acquisition for business combinations after January 1, 2009 and it did not have a material effect on our financial statements.
     Noncontrolling Interests in Consolidated Financial Statements
     In December 2007, the FASB issued guidance which states that accounting and reporting for minority interests will be recharacterized as noncontrolling interests and classified as a component of equity. The guidance also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. Guidance applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. The guidance was effective as of January 1, 2009 and the financial statements were updated to reflect the reporting and disclosure requirements.
     Nonfinancial Assets and Nonfinancial Liabilities
     In February 2008, the FASB issued guidance which delays the effective date of the guidance application for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). For purposes of applying this guidance, nonfinancial assets and nonfinancial liabilities would include all assets and liabilities other that those meeting the definition of a financial asset or financial liability as defined in guidance The Fair Value Option for Financial Assets and Financial Liabilities. This guidance defers the effective date of relative guidance to fiscal years beginning after November 15, 2008, and the interim periods within those fiscal years for items within the scope of this guidance. The application of this guidance did not have a material effect on our financial statements.
     In May 2009, the FASB updated its guidance in ASC 855 (formerly SFAS No. 165) regarding subsequent events, establishing principles and requirements for subsequent events. In particular, ASC 855 sets forth the period after the balance sheet date during which management shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date. This updated guidance is effective for interim periods ending after June 15, 2009. The adoption of ASC 855 did not have a material impact on our financial condition or results of operation.
     In June 2009, the FASB approved the “FASB Accounting Standards Codification” (“Codification”) as the single source of authoritative, nongovernmental, U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP or how we account for our transactions or the nature of related disclosures made; instead it is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded, and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009. The Codification is effective for us beginning with the year ended December 31, 2009 and did not have an impact on our financial condition or results of operations.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
INDEX TO FINANCIAL STATEMENTS
NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)

Financial Statements:
Balance Sheet as of March 31, 2010 and December 31, 2009	F- 2
Statements of Operations for the three-month period ended March 31, 2010, for the three-month period ended March 31, 2009 and for the period March 14, 2008 (date of inception) to March 31, 2010	F- 3
Statements of Stockholders’ Equity for the year ended December 31, 2009, for the period March 14, 2008 (date of inception) to December 31, 2008, and for the three-month period ended March 31, 2010	F- 4
Statements of Cash Flows for the three-month period ended March 31, 2010, for the three-month period ended March 31, 2009 and for the period March 14, 2008 (date of inception) to March 31, 2010	F- 5
Notes to Financial Statements	F- 6 - F- 13

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
BALANCE SHEETS

	March 31, 2010
	(unaudited)	December 31, 2009
Assets
Current assets
Cash	$430,510	$87,099
Prepaid expenses	27,017	55,295

Total current assets	457,527	142,394

Other assets
Investment in trust account, including restricted cash	250,771,756	251,493,295

Deferred Acquisition Costs	50,204

Total other assets	250,821,960	251,493,295

Total Assets	$251,279,487	$251,635,689

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$12,023	$56,479
Accrued expenses	339,793	414,215
Amount due to related parties	89,993	30,119

Total current liabilities	441,809	500,813

Long-term liabilities, deferred underwriter’s fees	8,855,000	8,855,000

Common stock subject to redemption, 10,119,999 shares at redemption value, $9.91 per share	100,289,190	100,289,190

Commitments

Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued
Ordinary common stock, $.0001 par value, authorized 100,000,000 shares; 31,625,000 shares issued and outstanding (includes the 10,119,999 shares subject to redemption)	3,163	3,163

Additional paid-in capital	141,588,151	141,588,151
Earnings accumulated during the development stage	102,174	399,372

Total stockholders’ equity	141,693,488	141,990,686

Total liabilities and stockholders’ equity	$251,279,487	$251,635,689

The accompanying notes are an integral part of these financial statements.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
STATEMENTS OF OPERATIONS
(UNAUDITED)

			Period from
			March 14, 2008
	Three Months ended	Three Months ended	(date of inception) to
	March 31, 2010	March 31, 2009	March 31, 2010
Revenue	$—	$—	$—
Expenses
General and administrative expenses	(30,000)	(30,000)	(210,000)
Formation and operating costs	(312,126)	(241,859.00)	(1,519,274)

Loss from operations	(342,126)	(271,859)	(1,729,274)

Interest income from trust account	31,284	56,381	1,798,490
Other interest	13,643	10,085	32,957

Net income/(loss) applicable to common stockholders	$(297,199)	$(205,393)	$102,174

Net income/(loss) per ordinary share (excluding shares subject to possible redemption), basic	$(0.01)	$(0.01)	$0.01

Weighted average number of ordinary shares (excluding shares subject to possible redemption), basic	21,505,001	21,505,001	26,552,575

Net income/(loss) per ordinary share (excluding shares subject to possible redemption), diluted	$(0.01)	$(0.01)	$0.00

Weighted average number of ordinary shares (excluding shares subject to possible redemption), diluted	21,505,001	21,505,001	26,552,575

Net income/(loss) per ordinary share for shares subject to possible redemption	$(0.03)	$(0.02)	$0.01

Weighted average number of ordinary shares subject to possible redemption	10,119,999	10,119,999	10,119,999

The accompanying notes are an integral part of these financial statements.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

				Earnings
				Accumulated
			Additional	During the	Total
	Common		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity
Sale of units issued to the sponsor at approximately $0.003 per unit on March 18, 2008	8,625,000	$863	$24,137	$—	$25,000

Forfeiture of units issued to the sponsor on June 16, 2008	(2,300,000)	(230)	230	—	—

Sale of 25,300,000 units on July 1, 2008 at a price of $10 per unit (including 10,119,999 shares of common stock subject to possible redemption)	25,300,000	2,530	252,997,470	—	253,000,000

Proceeds from public offering subject to redemption (10,119,999 shares at redemption value) redemption value, $9.91 per share			(100,289,190)		(100,289,190)

Underwriters’ discount and offering costs related to the public offering			(18,744,496)		(18,744,496)

Sale of 7,600,000 warrants on July 1, 2008 at a price of $1 per warrant to the sponsors			7,600,000		7,600,000

Net income for the period from March 14, 2008 (date of inception) to December 31, 2008				1,047,184	1,047,184

Balance December 31, 2008	31,625,000	$3,163	$141,588,151	$1,047,184	$142,638,498
Net loss for the year				(647,811)	(647,811)

Balance December 31, 2009	31,625,000	$3,163	$141,588,151	$399,373	$141,990,687
Net loss for the year				(297,199)	(297,199)

Balance March 31, 2010 (unaudited)	31,625,000	$3,163	$141,588,151	$102,174	$141,693,488

The accompanying notes are an integral part of these financial statements.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three-month	For the three-month	For the period from
	period ended	period ended	March 14, 2008
	March 31,	March 31,	(date of inception) to
	2010	2009	March 31, 2010
Cash flows from operating activities
Net income (loss)	$(297,199)	$(205,393)	$102,174
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in operating assets and liabilities:
Prepaid expenses	28,279	28,355	(27,017)
Accrued expenses	(74,422)	40,800	339,793
Amounts due to related parties	59,874	(30,162)	89,993
Accounts payable	(44,456)	131,707	12,023

Net cash provided by (used in) operating activities	(327,924)	(34,693)	516,966

Cash flows from investing activities
Restricted cash held in trust account	2,259	(7,338)	(121)
Investments in trust account	719,280	441,478	(250,771,634)
Deferred Acquisition Costs	(50,204)		(50,204)

Net cash provided by/(used in) investing activities	671,336	434,140	(250,821,960)

Cash flows from financing activities

Proceeds from issuance of warrants in private placement	—	—	7,600,000
Gross proceeds from public offering	—	—	253,000,000
Payment for underwriters’ discount and offering cost	—	—	(9,889,496)
Proceeds from loan payable, stockholder	—	—	500,000
Loan payment to stockholder	—	—	(500,000)
Proceeds from issuance of common stock	—	—	25,000

Net cash provided by financing activities	—	—	250,735,504

Net increase in cash	343,412	399,448	430,510
Cash, beginning of period	87,099	2015	—

Cash, end of period	$430,510	$401,463	$430,510

Supplemental schedule of non-cash financing activities
Deferred underwriters’ fee	$8,855,000	$8,855,000	$8,855,000

Accrued offering costs	$—	$97,247	$—

Amount due to related party, offering costs	$—	$76,323	$—
The accompanying notes are an integral part of these financial statements.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
Notes to Financial Statements (Unaudited)
NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
     Navios Maritime Acquisition Corporation (a corporation in the development stage) (the “Company” or “Navios Acquisition”) was incorporated in the Republic of the Marshall Islands on March 14, 2008. The Company was formed to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination one or more assets or operating businesses in the marine transportation and logistics industries. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in the guidance issued by the Financial Accounting Standards Board (“FASB”) for Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.
     All activity from March 14, 2008 (inception) through March 31, 2010 relates to the Company’s formation, capital raising and initial public offering described below.
     Proceeds of $250,770,000 from the initial public offering (the “Offering”) of 25,300,000 units including 3,300,000 units issued upon exercise of the underwriters’ over-allotment option and the private placement of 7,600,000 of the Company’s insider warrants to purchase common stock (the “Private Placement”), were placed in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, as trustee. The amount of proceeds from the offering also includes 3.5% of the underwriters’ underwriting discounts and commissions, or $8,855,000 payable to the underwriters in the offering. At closing of the Offering, $250,770,000 of the gross proceeds, after payment of certain amounts to the underwriters, are held in the Trust Account and invested in U.S. government debt securities (“U.S. Treasury Bills”). The Company’s agreement with the trustee requires that the trustee will invest and reinvest the proceeds in the Trust Account only in United States “government debt securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “Investment Company Act”) having a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act. Except with respect to interest income that may be released to the Company (i) up to $3,000,000 to fund working capital requirements and (ii) any additional amounts needed to pay the Company’s income and other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of a business combination or liquidation, or for payments with respect to shares of common stock converted in connection with the vote to approve an extension period. The proceeds held in the Trust Account may be used as consideration to pay sellers of a target business or businesses with which the Company completes a business combination. Any amounts not paid as consideration to the sellers of the target business (excluding taxes and amounts permitted to be disbursed for expenses as well as the amount held in the Trust Account representing deferred underwriting discounts and commissions), may be used to finance operations of the target business.
     The initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the Trust Account (exclusive of deferred underwriter discounts and commissions). The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will proceed with the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the holders of the shares of common stock sold in the Offering (“Public Stockholders”) are voted in favor of the business combination and (ii) conversion rights have been exercised with respect to less than 40% of the shares sold in the Offering. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their respective shares of common stock owned by them in accordance with the majority of the shares of common stock voted by the Public Stockholders with respect to any business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable. This voting arrangement shall not apply to shares included in the units purchased in the Offering or purchased following the Offering in the open market by any of the Company’s existing stockholders, officers and directors. However, there is no assurance that the Company will be able to effect a business combination successfully.
     Voting against the business combination or the extended period will not result in conversion of a stockholder’s shares for a pro rata share of the Trust Account. Such Public Stockholders must have also exercised their conversion rights described below. If Public Stockholders representing 40% or more of the shares sold in the Offering exercise their conversion rights, the Company will be unable to consummate a business combination (or to extend the time period within which it can consummate a business combination, as applicable) and no stockholders will receive a distribution from the Trust Account.
     Public Stockholders voting against (i) a business combination that is subsequently approved, or (ii) an extended period that is subsequently approved will be entitled to convert their stock into a pro rata share of the Trust Account, including any interest earned on their pro rata share, net of interest that may be released to the Company as described above to fund working capital requirements and pay any tax obligations, if the business combination is approved and consummated. If (i) the business

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
combination is not approved or consummated, or (ii) the extended period is not approved, then the Public Stockholders voting against the business combination or the extended period, as applicable, will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the Trust Account. The Company views this requirement as an obligation to its stockholders and will not take any action to amend or waive this provision in its amended and restated certificate of incorporation. Neither Navios Maritime Holdings Inc. (“Navios Holdings”), the Company’s existing stockholders nor their permitted transferees will be able to exercise conversion rights with respect to their shares of common stock, even shares acquired in the Offering or the open-market.
     Public Stockholders who convert their common stock into a pro rata share of the Trust Account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $9.91 per share. Since this amount may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of Public Stockholders to exercise their conversion rights.
     If the Company has not consummated a business combination with 24 months (or up to 36 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed and not terminated within such 24-month period and the extended period has been approved) from the closing of the Offering, the Company will promptly take all action necessary to distribute only to its Public Stockholders (including its Initial Stockholders to the extent they have purchased shares in the Offering or in the open-market) the amount in its Trust Account including (i) all accrued interest net of income taxes paid or payable on such interest (less interest income of up to $3,000,000 earned on the Trust Account balance previously released to us to fund the Company’s working capital requirements), and (ii) all deferred underwriting discounts and commissions plus any of the Company’s remaining net assets. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the warrants contained in the units offered in the Offering discussed in Note 3).
     The Company’s operations, if a business combination is consummated outside the United States, will be subject to local government regulations and to the uncertainties of the economic and political conditions of those areas.
NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation:
     The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).
Development Stage Company:
     The Company complies with the reporting requirements issued from the FASB for Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies.
Income/loss per common share:
     The Company complies with accounting and disclosure requirements as defined in the FASB-issued guidance for Earnings Per Share. Basic net income/loss per common share is computed by dividing net income/loss applicable to common stock by the weighted average number of common shares outstanding for the period. Income/loss per share of common stock, assuming dilution, reflects the maximum potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and would then share in the net income of the Company, except where the results would be antidilutive. At March 31, 2010, the Company had warrants outstanding to purchase 32,900,000 shares of common stock.
     The Company uses the treasury stock method to calculate potentially dilutive shares, as if they were converted into common stock at the beginning of the period. For the periods ended March 31, 2010, March 31, 2009, and March 14, 2008 (date of inception) to March 31, 2010, dilutive securities include 39,225,000, 39,225,000, and 34,713,755, respectively, weighted average number of warrants that represent incremental common shares, based on their assumed conversion to common stock, to be included in the weighted average number of common shares for the calculation of diluted income/loss per common share.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
     The Company’s statement of operations includes a presentation of income/loss per share for common stock subject to possible conversion in a manner similar to the two-class method of income per share.
Ordinary shares subject to possible redemption:
     As discussed in Note 1, the Company will only proceed with a business combination if: (1) it is approved by a majority of the votes cast by the Public Stockholders; and (2) Public Stockholders holding less than 40% of the ordinary shares sold in the Offering, choose to exercise their redemption rights thereby receiving their per share interest in the Trust Account. In accordance with guidance issued by the FASB for Classification and Measurement of Redeemable Securities, the Company has classified 10,119,999 shares of its ordinary shares outside of permanent equity as “Ordinary shares subject to redemption,” at a redemption price of $9.91 per share as of March 31, 2010, and December 31, 2009. The Company will recognize changes in the conversion value as they occur and will adjust the carrying value of the ordinary shares subject to conversion to be equal to its conversion value at the end of each reporting period.
Concentration of credit risk:
     Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of U.S. Treasury Bills. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.
Fair value of financial instruments:
     The fair value of the Company’s other current assets and accrued expenses, which qualify as financial instruments under guidance by the FASB for Disclosure About Fair Value of Financial Instruments, approximates the carrying amounts represented in the accompanying balance sheet.
Use of estimates:
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. If the Company were to consummate an initial business combination with an operating business, estimates and assumptions made by the Company will be based on current circumstances and the experience and judgment of the Company’s management, and will be evaluated on an ongoing basis, and may employ outside experts to assist in the Company’s evaluations.
Cash and Cash equivalents:
     Cash and cash equivalents consist of cash on hand, and other short-term liquid investments with original maturities of three months or less, excluding funds held in Trust Account.
Securities held in Trust Account
     Investment securities consist of U.S. Treasury Bills. The Company classifies its securities as held-to-maturity as defined in the FASB-issued guidance for Accounting for Certain Debt and Equity Securities. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.
     A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.
     Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “interest Income” line item in the statement of operations. Interest income is recognized when earned.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
Income taxes:
     The Company complies with the FASB-issued guidance for Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
     The Company also complies with the FASB-issued guidance relating to Accounting for Uncertainty in Income Taxes, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. Management is currently unaware of any issues that could result in significant payments, accruals, or material deviations from its position.
     The Company adopted the provisions of guidance issued by the FASB relating to Accounting for Income Taxes and to Accounting for Uncertainty in Income at inception on March 14, 2008.
Foreign currency translation:
     The Company’s reporting currency is the U.S. dollar. Although the Company maintains a cash account with a foreign bank, its expenditures to date have been and are expected to continue to be denominated in U.S. dollars. Accordingly, the Company has designated its functional currency as the U.S. dollar.
     As defined in the FASB-issued guidance for Foreign Currency Translation, foreign currency balance sheets will be translated into U.S. dollars using the exchange rate in effect rate in effect as of the balance sheet date and the statements of operations will be translated at the average exchange rates for each period. The resulting translation adjustments to the balance sheet will be recorded in accumulated other comprehensive income (loss) within stockholder’s equity.
     Foreign currency transaction gains and losses will be included in the statement of operations as they occur.
Recent Accounting Pronouncements
Fair Value Disclosures
     In January 2010, the Financial Accounting Standards Board (“FASB”) issued amended standards requiring additional fair value disclosures. The amended standards require disclosures of transfers in and out of Levels 1 and 2 of the fair value hierarchy, as well as requiring gross basis disclosures for purchases, sales, issuances and settlements within the Level 3 reconciliation. Additionally, the update clarifies the requirement to determine the level of disaggregation for fair value measurement disclosures and to disclose valuation techniques and inputs used for both recurring and nonrecurring fair value measurements in either Level 2 or Level 3. Navios Acquisition adopted the new guidance in the first quarter of fiscal 2010, except for the disclosures related to purchases, sales, issuance and settlements, which will be effective for Navios Acquisition beginning in the first quarter of fiscal 2012. The adoption of the new standards has not had and is not expected to have a significant impact on Navios Acquisition’s consolidated financial statements.
Measuring Liabilities at Fair Value
     In August 2009, the FASB released new guidance concerning measuring liabilities at fair value. The new guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain valuation techniques. Additionally, it clarifies that a reporting entity is not required to adjust the fair value of a liability for the existence of a restriction that prevents the transfer of the liability. This new guidance is effective for the first reporting period after its issuance, however earlier application is permitted. The application of this new guidance did not have a significant impact on Navios Acquisition’s consolidated financial statements.
Transfers of Financial Assets
     In June 2009, the FASB issued new guidance concerning the transfer of financial assets. This guidance amends the criteria for a transfer of a financial asset to be accounted for as a sale, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, changes the initial measurement of a transferor’s interest in transferred financial assets, eliminates the qualifying special-purpose entity concept and provides for new disclosures. This new guidance was effective for Navios Acquisition for transfers of financial assets beginning in its first quarter of fiscal 2010 and its adoption did not have any significant effect on its financial position, results of operations, or cash flows.
Subsequent Events
     In February 2010, the FASB issued amended guidance on subsequent events. SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and Navios Acquisition adopted these new requirements in the first quarter of fiscal 2010.
NOTE 3—THE OFFERING
     On July 1, 2008, the Company consummated its initial public offering of 25,300,000 units, including 3,300,000 units issued upon exercise of the underwriters’ over-allotment option, at a price of $10.00 per unit in the Offering. Each unit consists of one share of the Company’s common stock, $0.0001 par value per share, and one redeemable common stock purchase warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 commencing on the later of (a) the completion of a business combination or (b) one year from the date of the final prospectus for the Offering, and will expire five years from the date of the prospectus. The warrants will be redeemable at a price of $0.01 per warrant upon 30 days prior notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $13.75 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.
     No warrants will be exercisable and the Company will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants. In no circumstance will the Company be required to settle any such warrant exercise for cash. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdiction in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
NOTE 4 — INVESTMENT IN TRUST ACCOUNT; MARKETABLE SECURITIES
     Since the closing of the Offering, an amount equal to approximately 99.1% of the gross proceeds has been held in the Trust Account. The Trust Account may be invested in U.S. “government securities,” defined as any Treasury Bill or equivalent securities issued by the United States government having a maturity of one hundred and eighty (180) days or less or money market funds meeting the conditions specified in Rule 2a-7 under the Investment Company Act, until the earlier of (i) the consummation of its first business combination or (ii) the distribution of the Trust Account as described below. The proceeds in the Trust Account includes $8,855,000 of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the underwriters on completion of a business combination.
     Investment securities in the Company’s Trust Account consist of direct U.S. Treasury Bills. The Company classifies its U.S. Treasury bills as held-to-maturity as defined in the FASB-issued guidance for Accounting for Certain Investments in Debt and Equity Securities. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts. Any dividend and interest income, including any amortization of the premium and discount arising at acquisition shall continue to be included in earnings. Realized gains and losses for securities classified as either held-to-maturity also shall continue to be reported in earnings. The Company’s investment in the U.S. Treasury Bills (approximately $250,771,634 and $252,194,000 at March 31, 2010 and December 31, 2009, respectively) is recorded at cost and adjusted for income distributions which occur monthly.
     The carrying amount, including accrued interest, gross unrealized holding gains, and fair value of held-to-maturity securities at March 31, 2010 (unaudited):

		Gross
		unrealized
	Carrying	holding
	amount	gains	Fair value
Held-to-maturity:
U. S. Treasury securities	$250,775,848	$(4,214)	$250,771,634
     The carrying amount, including accrued interest, gross unrealized holding gains, and fair value of held-to-maturity securities at December 31, 2009 were as follows:

		Gross
		unrealized
	Carrying	holding
	amount	gains	Fair value
Held-to-maturity:
U. S. Treasury securities	$251,493,565	$(2,651)	$251,490,914

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
     At March 31, 2010 and December 31 2009, investment in trust account, as presented in financial statements, includes also restricted cash amounting to $122 and $2,380, respectively.
     For the three-month period ended March 31, 2010 and for the period March 14, 2008 to March 31, 2010, the amounts of $31,284 and $1,798,490, respectively, are included in the statements of operations representing interest income from Trust Account. An amount up to $3,000,000 of interest earned in the Trust Account is available to the Company for working capital purposes. As of March 31, 2010 and December 31, 2009, the amount of interest earned in the Trust Account that was released to the Company for working capital purposes was $1,760,000 and $1,000,000, respectively.
NOTE 5—RELATED PARTY TRANSACTIONS
     Navios Holdings had purchased an aggregate of 8,625,000 units for an aggregate purchase price of $25,000 (the “Sponsor Units”) of which an aggregate of 290,000 were transferred to the Company’s officers and directors. Subsequently, on June 16, 2008, Navios Holdings agreed to return to the Company an aggregate of 2,300,000 Sponsor Units, which, upon receipt, the Company cancelled. Accordingly, the Initial Stockholders own 6,325,000 Sponsor Units. Each Sponsor Unit consists of one share of common stock and one warrant.
     The common stock and warrants comprising the Sponsor Units are identical to the common stock and warrants comprising the units sold in the Offering, except that (i) Initial Stockholders and their permitted transferees will not be able to exercise conversion rights, as described below, with respect to the common stock underlying the Sponsor Units; (ii) Initial Stockholders have agreed, and any permitted transferees will agree, to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the Public Stockholders at the special or annual stockholders meeting called for the purpose of approving (i) a business combination or (ii) the extended period; (iii) Initial Stockholders have waived, and their permitted transferees will waive, their right to participate in any liquidating distribution with respect to the common stock if the Company fails to consummate a business combination; (iv) the warrants may not be exercised unless and until the last sale price of the Company’s common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after the business combination; (v) the warrants will not be redeemable by the Company as long as they are held by Initial Stockholders or their permitted transferees; (vi) the warrants may be exercised by the holders by paying cash or on a cashless basis; and (vii) the Sponsor Units, and the underlying common stock and the warrants (including the common stock issuable upon exercise of the warrants) will not be transferable or salable, except to another entity controlled by Navios Holdings or Angeliki Frangou, or, in the case of individuals, family members and trusts for estate planning purposes, until 180 days after the consummation of the Company’s business combination.
     On July 1, 2008 Navios Holdings purchased 7,600,000 warrants from the Company at a price of $1.00 per warrant ($7,600,000 in the aggregate) in the Private Placement that occurred simultaneously with the completion of the Offering (the “Sponsor Warrants”). The proceeds from the Private Placement were added to the proceeds of the Offering and placed in the Trust Account. If a business combination is not consummated within 24 months (or up to 36 months if the Company’s stockholders approve an extended period) after the closing of the Offering, the $7,600,000 proceeds from the sale of the Sponsor Warrants will be part of the liquidating distribution to the Public Stockholders and the Sponsor Warrants will expire worthless. The Sponsor Warrants are identical to the warrants included in the units sold in the offering except that: (i) the Sponsor Warrants will be subject to certain transfer restrictions until after the consummation of the Company’s initial business combination; (ii) the Sponsor Warrants may be exercised on a cashless basis, while the warrants included in the units sold in the Offering cannot be exercised on a cashless basis; (iii) the Sponsor Warrants will not be redeemable by the Company so long as they are held by Navios Holdings or its permitted transferees; and (iv) none of the Sponsor Warrants purchased by Navios Holdings will be transferable or salable, except to another entity controlled by Navios Holdings, which will be subject to the same transfer restrictions until after a business combination is consummated. The Company does not believe that the sale of the Sponsor Warrants will result in the recognition of any stock-based compensation expense, as the Company believes that the Sponsor Warrants were being sold at or above fair value.
     The Company received a $500,000 loan from Navios Holdings on March 31, 2008. The loan evidenced thereby is non-interest bearing, unsecured, and was due upon the earlier of March 31, 2009 or the completion of the Offering. On March 31, 2010 the balance of the loan was zero, as the Company fully repaid the loan in November 2008.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
     The Company presently occupies office space provided by Navios Holdings. Navios Holdings has agreed that, until the consummation of a business combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay Navios Holdings $10,000 per month for such services. As of March 31, 2010 and December 31, 2009, the Company accrued $60,000 and $30,000, respectively, for administrative services rendered by Navios Holdings. This amount is included under amounts due to related parties in the balance sheet together with offering costs amounting to $89,993 and $30,118 as of March 31, 2010, and December 31, 2009, respectively, paid by Navios Holdings and will be reimbursed to Navios Holdings.
     The Company has also agreed to pay each of the independent directors $50,000 in cash per year for their board service, accruing pro rata from the respective start of their service on the Company’s board of directors and payable only upon the successful consummation of a business combination. As of March 31, 2010 and December 31, 2009, there were three independent directors appointed and the total amounts accrued were $273,390 and $235,890, respectively.
     On January 12, 2010, the Company announced the appointment of Leonidas Korres as Senior Vice President — Business Development. Pursuant to an agreement between the Company and Navios Holdings, the compensation of Mr. Korres up to the amount of €65,000 is to be paid by Navios Holdings, provided that if the Company completes a business combination, the Company will reimburse such amounts to Navios Holdings immediately following the completion of the business combination. In the event that the Company is unable to complete a business combination, then the Company will not be obligated to make any payments to Navios Holdings or Mr. Korres with respect to his employment.
NOTE 6—PREFERRED STOCK
     The Company is authorized to issue 1,000,000 shares of $.0001 par value preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. No shares of preferred stock were issued and outstanding as at March 31, 2010.
NOTE 7—COMMITMENTS
     The Company paid an underwriting discount and commission of 3.5% of the public unit offering price to the underwriters at the completion of the Offering, with an additional 3.5% deferred underwriting discount and commission of the gross offering proceeds payable upon the Company’s consummation of a business combination. If an initial business combination is not consummated, the underwriters have agreed that (i) upon liquidation, they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any income earned thereon, then in the Trust Account, and (ii) the deferred underwriting discounts and commission will be distributed on a pro rata basis, together with any income earned thereon and net of taxes payable on such income, to the Public Stockholders.
NOTE 8—GOING CONCERN
     The consummation of the business combination is subject to, among other things, execution of a definitive agreement and required stockholder approval. There can be no assurance that a business combination will be consummated. However, if the Company anticipates that it will not be able to consummate a business combination by July 1, 2010, it may seek shareholder approval to extend the period of time to consummate a business combination until July 10, 2011. If the Company is unable to complete the business combination by July 1, 2010, or July 1, 2011 if extension period approved, the Company’s purposes and powers will be limited to dissolving, liquidating and winding up. Also contained in the Company’s articles of incorporation is the requirement that the Company’s board of directors, to the fullest extent permitted by law, consider a resolution to dissolve the Company at that time. Consistent with such obligations, the Company’s board of directors will seek shareholder approval for any such plan of distribution, and the Company’s pre-initial public offering shareholders and directors have agreed to vote in favor of such dissolution and liquidation. This provision will be amended only in connection with, and upon consummation of, its initial business combination by such date. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern and is required to liquidate.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
NOTE 9—SUBSEQUENT EVENTS
1) Results of the special stockholders meeting
     Pursuant to the Acquisition Agreement dated April 8, 2010, and approval by Navios Acquisition stockholders on May 25, 2010, Navios Acquisition acquired 13 vessels (11 product tankers and two chemical tankers), plus options to purchase two additional product tankers, by purchasing the stock of the Navios Holdings subsidiary holding directly or indirectly the rights to the shipbuilding contracts or the memoranda of agreement for the vessels. The aggregate purchase price for the vessels was $457.7 million, including approximately $76.5 million refunded to Navios Holdings, which made the first equity installment payment on the vessels of $38.7 million and other associated payments. Navios Acquisition has guaranteed approximately $334.3 million of debt financing.
     On May 28, 2010, the Company consummated the vessel acquisition, which constituted its initial business combination. In connection with the stockholder vote to approve the business combination, holders of 10,021,399 shares of common stock voted against the business combination and elected to convert their shares into an aggregate of approximately $99.3 million, which amount was disbursed from the trust account on May 28, 2010. In addition, on May 28, 2010, the Company disbursed an aggregate of $8.9 million from the trust account to the underwriters of its initial public offering for deferred fees. After disbursement of approximately $76.5 million to Navios Holdings to reimburse it for the first equity installment payment on the vessels of $38.7 million and other associated payments, the balance of the trust account of $66.1 million was released to the Company for general operating expenses. Following such transaction, the Company commenced operations as an operating company.
2) Delivery of Vessels
     On June 29, 2010 and July 2, 2010, Navios Acquisition took delivery of the Colin Jacob and Ariadne Jacob, two LR1 product tankers, acquired as part of the acquisition of 13 vessels described above, for $43.5 million each. Both vessels were built in 2007 and immediately commenced three-year time charters at a rate of $17,000 net per day, plus profit sharing.
3) Contemplated Acquisition of VLCC Tanker Vessels
     On July 19, 2010, Navios Acquisition announced that it had signed a securities purchase agreement that contemplates the acquisition of a fleet of seven VLCC tankers for an aggregate purchase price of $587.0 million. Navios Acquisition intends to finance the acquisition as follows: $453.0 million with new debt financing, $123.0 million with cash and $11.0 million through the future issuance of Navios Acquisition shares. The final purchase price is subject to customary working capital adjustments, and the consummation of the transaction is subject to a number of conditions, including third-party consents. The transaction is anticipated to close in September 2010.
4) Warrant Tender Program
     Navios Acquisition is offering (the “Offer”) the holders of 25,300,000 of its outstanding publicly traded warrants issued in its initial public offering (“Public Warrants”) the limited time opportunity to acquire shares of common stock at a reduced exercise price. The Offer is coupled with a consent solicitation accelerating the ability of Navios Holdings and its officers and directors to exercise certain privately issued warrants at the cash exercise price available to the Public Warrants during the Offer.
     Under the terms of the Offer, holders of Public Warrants may exercise (1) on a cash basis, at an exercise price of $5.65 per share of common stock and (2) on a cashless basis, at an exchange rate of 4.25 Public Warrants for one share of common stock. A holder may use one or both methods in exercising all or a portion of its Public Warrants.
     The Offer has several conditions, including that at least (1) 75% of the Public Warrants outstanding (18,975,000 Public Warrants) are properly exercised and (2) 15% of the Public Warrants outstanding (3,795,000 Public Warrants) are exercised on a cash basis. Both conditions, along with the other conditions, may be waived by Navios Acquisition at its discretion.
     Upon consummation of the Offer, Navios Holdings and Angeliki Frangou, Navios Acquisition’s Chairman and Chief Executive Officer, will exercise the private warrants that they own for cash for aggregate gross proceeds of $78,167,750.
     The Offer commenced on Tuesday, July 27, 2010 and will continue for a period of twenty (20) business days, expiring on Monday, August 23, 2010 at 11:59 p.m., New York City time (the “Offer Period”). Upon termination of the Offer, the Public Warrants will expire according to their terms on June 25, 2013, subject to earlier redemption as outlined in terms of the Public Warrants.

Combined Financial Statements of the Vessel-Owning Subsidiaries
Below are presented the unaudited condensed combined financial statements for the three-month periods ended March 31, 2009 and 2010 of seven vessel-owning subsidiaries (“Vessel-Owning Subsidiaries”) contemplated to be acquired from Vanship Holdings Limited (the “Seller”) pursuant to a securities purchase agreement dated July 18, 2010. However, there can be no assurance such acquisition will close, and such financial statements may not be indicative of the future operations or post-closing financial position of such companies.
It should be noted that revenues and operating income of the Vessel-Owning Subsidiaries for the first quarter of 2010 are both approximately $3.0 million higher than for the comparable 2009 period. However, net income is down from approximately $4.0 million in 2009 to approximately $1.8 million in 2010. Based on information from the Seller, such decrease is due mainly to a loss of approximately $1.8 million on the mark-to-market value of certain interest rate swap agreements and a write off of deferred loan costs of approximately $1.2 million, partially offset by lower interest income. Such interest rate swap agreements are required to be extinguished on or prior to the closing of the acquisition, and the Securities Purchase Agreement requires the Seller to take a number of other actions that will impact the post-closing financial statements. Accordingly, the unaudited statements of income and cash flows contained herein may not be indicative of the operations of the Vessel-Owning Subsidiaries after consummation of the contemplated acquisition.
The same is true of the post-closing balance sheet. The Securities Purchase Agreement, among other things, (i) requires that certain obligations, including obligations to affiliates, be extinguished at the expense of the Seller, (ii) requires that interest rate swap instruments be terminated, and (iii) permits distributions of cash to the Seller. It is also anticipated that certain of the loan agreements will either be paid off or somewhat restructured. Accordingly, the post-closing balance sheet of the acquired Vessel-Owning Subsidiaries may differ significantly from the balance sheet included herein.
As a result of the above factors, the operating results pre-acquisition are not indicative of the operating results post-acquisition.

Vessel-Owning Subsidiaries
Unaudited Condensed Combined Balance Sheets
as of December 31, 2009 and March 31, 2010
(expressed in US$)

	Note		December 31, 2009	March 31, 2010
Assets
Current assets
Cash			$18,217,569	$10,546,071
Restricted cash			2,639,807	2,372,334
Trade accounts receivable			—	744,939
Prepayments and other receivables			2,104,359	1,648,436
Amounts due from related parties	9	(b)	883,654	1,148,765
Supplies			416,205	621,041

Total current assets			$24,261,594	$17,081,586

Restricted cash			6,500,000	14,500,000
Loan to a related party	9	(b)	8,882,533	8,882,533
Deferred loan costs			3,200,992	2,043,274
Vessels, net	4		359,334,424	353,692,519
Vessels under construction	5		174,901,072	203,884,323

Total assets			$577,080,615	$600,084,235

Liabilities
Current liabilities
Current portion of long-term bank loans	6		$51,979,567	$45,473,988
Amounts due to related parties	9	(b)	13,788,975	15,315,644
Accrued liabilities and other payables			10,358,065	7,733,313

Total current liabilities			$76,126,607	$68,522,945
Long-term bank loans	6		344,910,681	363,112,363
Loans from a related party	9	(b)	131,459,170	143,577,170
Derivative financial instruments	7		9,729,403	8,221,120

Total liabilities			$562,225,861	$583,433,598

Commitments and contingencies	10

Shareholder’s equity
Paid-in capital			$15	$15
Retained earnings			14,854,739	16,650,622

Total shareholder’s equity			14,854,754	16,650,637

Total liabilities and shareholder’s equity			$577,080,615	$600,084,235

See accompanying notes to the unaudited condensed combined financial statements.

Vessel-Owning Subsidiaries
Unaudited Condensed Combined Statements of Income
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)

	Note		2009	2010
Operating revenue
Revenue	8		$14,759,314	$17,748,452

Operating expense (a)
Vessel operating expenses			4,002,694	4,270,058
Depreciation expenses			5,355,599	5,641,905
Management fee	9	(a)	150,000	157,500
Commission			254,604	360,144
Administrative expenses			17,573	29,576

Total operating expense			$9,780,470	$10,459,183

Operating income			4,978,844	7,289,269

Other income/(expense) (a)
Interest income			104,445	73,865
Interest expense			(3,934,661)	(2,466,469)
Write off of deferred loan costs	6	(f)	—	(1,206,915)
Changes in fair value of derivative financial instruments	7		2,851,054	(1,766,245)
Others, net			(2,899)	(127,622)
Total other expense			$(982,061)	$(5,493,386)

Income before income taxes			3,996,783	1,795,883
Income taxes			—	—

Net income			$3,996,783	$1,795,883

(a)	Includes the following income/expenses resulting from transactions with related parties (see note 9(a)):

	2009	2010
Vessel operating expenses

Agency fee	$300,000	$300,000
Management fee	150,000	157,500
Interest income	91,945	62,675
Interest expense, net of amounts capitalized	$779,978	$754,997

See accompanying notes to the unaudited condensed combined financial statements.

Vessel-Owning Subsidiaries
Unaudited Condensed Combined Statements of Shareholder’s Equity/Deficit
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)

		(Accumulated
		loss)/	Total
	Paid-in	retained	shareholder’s
	capital	earnings	(deficit)/equity
Balance as of January 1, 2009	$15	$(3,820,639)	$(3,820,624)
Net income	—	3,996,783	3,996,783
Dividend paid	—	(4,000,000)	(4,000,000)

Balance as of March 31, 2009	$15	$(3,823,856)	$(3,823,841)

Balance as of January 1, 2010	15	14,854,739	14,854,754
Net income	—	1,795,883	1,795,883

Balance as of March 31, 2010	$15	$16,650,622	$16,650,637

See accompanying notes to the unaudited condensed combined financial statements.

Vessel-Owning Subsidiaries
Unaudited Condensed Combined Statements of Cash Flows
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)

	2009	2010
Cash flows from operating activities
Net income	$3,996,783	$1,795,883
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expenses	5,355,599	5,641,905
Amortization of deferred loan costs	72,433	52,431
Amortization of loan premium	(18,497)	(18,497)
Expenditure relating to drydocking	(1,962,496)	—
Amortization of deferred revenue	(1,219,399)	—
Write off of deferred loan costs	—	1,206,915
Change in fair value of derivative financial instruments	(2,851,054)	1,766,245
Changes in operating assets and liabilities:
Trade accounts receivable	158,764	(744,939)
Prepayments and other receivables	135,333	455,923
Amounts due from related parties	1,226,995	(265,111)
Supplies	(324,273)	(204,836)
Accrued liabilities and other payables	(702,712)	(2,624,752)
Amounts due to related parties	1,989,094	1,526,669
Derivative financial instruments	—	(3,274,528)

Net cash provided by operating activities	$5,856,570	$5,313,308

Cash flows from investing activities:
Capital expenditure on vessels under construction	(2,430,327)	(28,983,251)
Decrease/(increase) in restricted cash	525,864	(7,732,527)

Net cash used in investing activities	$(1,904,463)	$(36,715,778)

Cash flows from financing activities:
Proceeds from long-term bank loans	—	73,518,800
Repayment of long-term bank loans	(10,625,000)	(61,804,200)
Proceeds from loans from a related party	2,035,714	12,118,000
Dividend paid	(4,000,000)	—
Payment of loan costs	(94,012)	(101,628)

Net cash (used in)/provided by financing activities	$(12,683,298)	$23,730,972

Net decrease in cash	(8,731,191)	(7,671,498)
Cash:
At beginning of period	22,476,300	18,217,569

At end of period	$13,745,109	$10,546,071

Vessel-Owning Subsidiaries
Unaudited Condensed Combined Statements of Cash Flows (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
Supplemental Disclosure of Cash Flow Information:

	2009	2010
Cash paid during the period for:
Interest, net of amounts capitalized	$4,399,739	$2,629,495

See accompanying notes to the unaudited condensed combined financial statements.

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(1)	Description of Business

The combined Vessel-Owning Subsidiaries (the “Company”) are entities under common control and include Shinyo Loyalty Limited, Shinyo Kannika Limited, Shinyo Navigator Limited, Shinyo Ocean Limited, Shinyo Dream Limited, Shinyo Kieran Limited and Shinyo Saowalak Limited, all of which are wholly-owned subsidiaries of Vanship Holdings Limited (the “Parent”).

Details of the Vessel-Owning Subsidiaries are set out below:

Company	Country of incorporation	Date of incorporation	Vessel name
Shinyo Loyalty Limited	Hong Kong	September 8, 2003	Shinyo Splendor
Shinyo Kannika Limited	Hong Kong	September 27, 2004	Shinyo Kannika
Shinyo Navigator Limited	Hong Kong	September 21, 2006	Shinyo Navigator
Shinyo Ocean Limited	Hong Kong	December 28, 2006	Shinyo Ocean
Shinyo Dream Limited	Hong Kong	July 20, 2007	C. Dream
Shinyo Kieran Limited	British Virgin Islands	April 3, 2008	Shinyo Kieran#
Shinyo Saowalak Limited	British Virgin Islands	April 3, 2008	Shinyo Saowalak*

#	Shinyo Kieran is under construction and scheduled to be delivered in 2011.

*	Shinyo Saowalak was under construction during the period ended March 31, 2010 and was subsequently delivered in June 2010.
The Company engages in the business of ocean transportation of crude oil worldwide. The principal activity of the Company is the ownership and chartering of double-hulled very large crude oil carriers with capacity over 281,000 deadweight tonnage each.

The Company has outsourced substantially all its day-to-day operations to its related party, Belindtha Marine Limited (“Belindtha”), a company controlled by a person related to a director of the Vessel-Owning Subsidiaries. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan Ship Management Limited (“Univan”) which assists in providing technical management services to the Company. Univan is controlled by a director of the Vessel-Owning Subsidiaries. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf.

The Company received time charter revenue pursuant to time charter agreements with charterers and details are set out below:

Company	Charterer	Daily charter rate	Period
Shinyo Loyalty Limited	Blue Light Chartering Inc.	$39,500	May 18, 2007 to May 17, 2014
Shinyo Kannika Limited	Dalian Ocean Shipping Company	$39,000	February 17, 2007 to February 16, 2017
Shinyo Navigator Limited	Dalian Ocean Shipping Company	$43,800	December 18, 2006 to December 17, 2016
Shinyo Ocean Limited	Formosa Petrochemical Corporation	$38,500	January 10, 2007 to January 9, 2017
Shinyo Dream Limited	Sanko Steamship Co., Ltd	$28,900	September 7, 2007 to April 19, 2009
	SK Shipping Company Limited	$30,000	April 19, 2009 to April 18, 2019
Shinyo Kieran Limited	Dalian Ocean Shipping Company	$49,388	15 years from date of delivery of the vessel

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(1)	Description of Business (continued)

Entity	Charterer	Daily charter rate	Period
Shinyo Saowalak Limited	Dalian Ocean Shipping Company	$49,388	15 years from June 17, 2010, being the date of delivery of the vessel
(2)	Principles of Combination and Basis of Presentation

The accompanying unaudited condensed combined financial statements as of March 31, 2010 and for the three-month periods ended March 31, 2009 and 2010 include the assets, liabilities, revenues, and expenses of the Vessel-Owning Subsidiaries for the periods presented. All intercompany transactions and balances among the combined entities have been eliminated. The Vessel-Owning Subsidiaries have been under the common control of the Parent since the respective dates of incorporation of these entities. These combined financial statements include the accounts of the seven entities as set out in Note 1.

In the opinion of the management, all adjustments (which include normal accruals) necessary to present a fair statement of the financial position of the Company as of March 31, 2010, and the results of its operations and cash flows for the three-month periods ended March 31, 2009 and 2010, in conformity with U.S. generally accepted accounting principles (“US GAAP”), have been made. The unaudited condensed combined statements of income for the three-month periods ended March 31, 2009 and 2010 are not necessarily indicative of the operating results to be expected for the full fiscal year or any future periods. The accompanying unaudited condensed combined financial statements should be read in conjunction with the combined financial statements and related notes as of and for the year ended December 31, 2009.

Certain financial information that is normally included in annual financial statements prepared in accordance with US GAAP, but is not required for interim reporting purposes, has been condensed or omitted.

The basis of accounting differs in certain material respects from that used in the preparation of the books of account of the Vessel-Owning Subsidiaries, which are prepared in accordance with the accounting principles of the country of their domicile. The accompanying unaudited condensed combined financial statements reflect necessary adjustments to present them in conformity with US GAAP.
(3)	Summary of Significant Accounting Policies

(a)	Liquidity

As of March 31, 2010, the Company had a working capital deficit of $51,441,359. These financial statements have been prepared assuming that each of the Vessel-Owning Subsidiaries will continue as a going concern as the Parent has confirmed its intention to provide continuing and unlimited financial support to the Company so as to enable each of the Vessel-Owning Subsidiaries to meet its financial obligations as and when they fall due.

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(3)	Summary of Significant Accounting Policies (continued)

(b)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the estimated useful lives of the vessels (including drydocking costs), residual values and recovery of the carrying amounts of the vessels. Actual results could differ from those estimates.

(c)	Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

(d)	Income and Other Taxes

Under the laws of the countries of incorporation of the Vessel-Owning Subsidiaries and/or the registration of their vessels, the Company is not subject to tax on international shipping income. However, it is subject to registration and tonnage taxes, which are charged by the country where the vessel is registered at a fixed rate based on the tonnage of the vessel. Registration and tonnage taxes have been included in vessel operating expenses in the accompanying statements of income.

The Company follows the provisions on accounting for uncertainty in income taxes prescribed by ASC 740, Income Taxes. This standard prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. For the periods ended March 31, 2009 and 2010, the Company has no unrecognized tax benefit which would favorably affect the effective income tax rate in future periods and does not believe there will be any significant increases or decreases within the next twelve months. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expenses in the statements of income.

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(4)	Vessels, net

	December 31,	March 31,
	2009	2010
Vessels
Cost	$439,426,618	$439,426,618
Accumulated depreciation	(80,092,194)	(85,734,099)

Vessels, net	$359,334,424	$353,692,519

The vessels are mortgaged as described in Note 6.

Drydocking costs of $1,962,496 and $0 were capitalized during the periods ended March 31, 2009 and 2010, respectively. As of December 31, 2009 and March 31, 2010, undepreciated carrying amount of the drydocking costs was $5,523,401 and $5,150,841, respectively.

For the periods ended March 31, 2009 and 2010, $86,254 and $372,560 of drydocking costs were expensed as depreciation, respectively.

The Company has agreed to a mutual sale provision with the charterer of Shinyo Ocean whereby either party can request the sale of the vessel provided that a price can be obtained that is at least $3,000,000 greater than the agreed depreciated value of the vessel as set forth in the charter agreement.
(5)	Vessels Under Construction

	March 31,	March 31,
	2009	2010
At beginning of the period	$165,421,969	$174,901,072
Additions for the period	—	26,839,600
Capitalization of interest and financing costs	2,430,327	2,143,651

At end of the period	$167,852,296	$203,884,323

On April 7, 2008, the Company entered into two shipbuilding contracts with a constructor to build Shinyo Kieran and Shinyo Saowalak at a contract price of $134,198,000 and $134,198,000, respectively. Progress payments are scheduled based on the estimated stage of completion of the construction. Shinyo Saowalak has been subsequently delivered on June 17, 2010 and Shinyo Kieran is under construction and scheduled to be delivered on June 30, 2011.

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(6)	Long-term Bank Loans

		December 31,	March 31,
Lender/period	Note	2009	2010
HSH Nordbank AG
- December 13, 2006 to December 12, 2016 #	a	$60,375,000	$58,250,000

DVB Group Merchant Bank (Asia) Ltd, BNP Paribas, Credit Suisse and Deutsche Schiffsbank AG
- September 7, 2007 to September 6, 2017	b	57,400,000	56,500,000

DVB Group Merchant Bank (Asia) Ltd, Credit Suisse and Deutsche Schiffsbank AG
- January 8, 2007 to January 7, 2017	c	63,782,000	62,057,000
- January 8, 2007 to November 15, 2016	d	63,434,000	61,884,000
- May 21, 2007 to May 20, 2014	e	44,540,848	42,697,351

BNP Paribas, The Bank of Nova Scotia Asia Limited, Deutsche Schiffsbank AG, DVB Group Merchant Bank (Asia) Ltd. and Scotiabank (Hong Kong) Limited
- August 20, 2008 to September 30, 2020 #	f	53,679,200	—

China Merchant Bank Co., Ltd
- March 26, 2010 to June 21, 2020	g	—	73,518,800

BNP Paribas, The Bank of Nova Scotia Asia Limited, Deutsche Schiffsbank AG, DVB Group Merchant Bank (Asia) Ltd. and Scotiabank (Hong Kong) Limited
- August 20, 2008 to September 30, 2021 #	h	53,679,200	53,679,200

		$396,890,248	$408,586,351

Representing:

Current portion		51,979,567	45,473,988
Non-current portion		344,910,681	363,112,363

		$396,890,248	$408,586,351

#	The Company has entered into interest rate swap arrangements to mitigate the interest rate risk related to these bank loans (see Note 7).
(a)	On December 13, 2006, a loan of $82,875,000 was obtained from HSH Nordbank AG. The loan is secured by Shinyo Navigator and is repayable by forty quarterly installments. Interest is charged at LIBOR plus 1.00% per annum. The Company has entered into an interest rate swap arrangement to mitigate the interest rate risk related to this bank loan (see Note 7). The annual interest rate, after taking into account of the interest rate swap, as of December 31, 2009 and March 31, 2010 was 5.95% and 5.95%, respectively.

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(6)	Long-term Bank Loans (continued)
(b)	On September 7, 2007, a syndicated loan of $65,000,000 was obtained from DVB Group Merchant Bank (Asia) Ltd, BNP Paribas, Credit Suisse and Deutsche Schiffsbank AG. The loan is secured by C. Dream and is repayable by thirty-nine quarterly installments and a balloon payment to be paid together with the thirty-ninth installment. Interest is charged at LIBOR plus 0.95% per annum (effective interest rates of 1.35% and 1.35% as of December 31, 2009 and March 31, 2010, respectively).

(c)	On January 8, 2007, a syndicated loan of $86,800,000 was obtained from DVB Group Merchant Bank (Asia) Ltd, Credit Suisse and Deutsche Schiffsbank AG. The loan is secured by Shinyo Ocean and is repayable by forty quarterly installments and a balloon payment to be paid together with the fortieth installment. Interest is charged at LIBOR plus 0.98% per annum (effective interest rates of 1.48% and 1.43% as of December 31, 2009 and March 31, 2010, respectively).

(d)	On January 8, 2007, a bank loan obtained in previous years was repaid with a portion of the proceeds of a new bank loan in the amount of $86,800,000 obtained from DVB Group Merchant Bank (Asia) Ltd, Credit Suisse and Deutsche Schiffsbank AG. The loan is secured by Shinyo Kannika and is repayable by forty quarterly installments and a balloon payment to be paid together with the fortieth installment. The loan carries interest at LIBOR plus 0.98% per annum (effective interest rates of 1.43% and 1.39% as of December 31, 2009 and March 31, 2010, respectively).

(e)	On May 21, 2007, a bank loan obtained in previous years was repaid with a portion of the proceeds of a new bank loan in the amount of $62,000,000 obtained from DVB Group Merchant Bank (Asia) Ltd, Credit Suisse and Deutsche Schiffsbank AG. In connection with the refinancing of the bank loan, a cash rebate of $383,333 was received by the Company. The cash rebate is accounted for as a loan premium and is amortized to interest expenses over the period of the bank loan using effective interest method. As of December 31, 2009 and March 31, 2010, unamortized loan premium was $190,848 and $172,351, respectively.

The loan is secured by Shinyo Splendor and is repayable by twenty-eight quarterly installments. Of the total bank loan amount of $62,000,000, $50,000,000 and $12,000,000 carries interest at LIBOR plus 0.8% per annum and LIBOR plus 1.62% per annum, respectively (weighted average interest rate as of December 31, 2009 and March 31, 2010 was 1.37% and 1.37%, respectively).

(f)	On August 20, 2008, a loan facility of $107,400,000 was obtained from BNP Paribas, The Bank of Nova Scotia Asia Limited, Deutsche Schiffsbank AG, DVB Group Merchant Bank (Asia) Ltd. and Scotiabank (Hong Kong) Limited to finance the construction of Shinyo Saowalak. The draw-down balance of the loan facility as of December 31, 2009 was $53,679,200. The loan was early repaid in full on March 31, 2010. The carrying amount of unamortized deferred loan cost of $1,206,915 was written-off during the period ended March 31, 2010.

The loan was secured by Shinyo Saowalak and was repayable by forty quarterly installments together with a balloon payment in the fortieth installment and the first repayment installment shall be made on the date falling 3 months after the actual delivery date of the vessel under construction. Interest was charged at LIBOR plus 1.80% per annum (3.91% as of December 31, 2009).

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(6)	Long-term Bank Loans (continued)
(f)	(continued)

The Company entered into interest rate swap arrangements to mitigate the interest rate risk related to this bank loan (see Note 7). The annual interest rate, after taking into account of the interest rate swaps as of December 31, 2009 was 5.96%. The interest rate swap agreements were terminated on March 29, 2010 and March 31, 2010.

(g)	On March 26, 2010, a loan facility of $90,000,000 was obtained from China Merchant Bank Co., Ltd. to finance the construction of Shinyo Saowalak. The Company repaid the loan from BNP Paribas, The Bank of Nova Scotia Asia Limited, Deutsche Schiffsbank AG, DVB Group Merchant Bank (Asia) Ltd. and Scotiabank (Hong Kong) Limited (Note 6(f)) with a portion of the proceeds of this bank loan. The draw-down balance of the loan facility as of March 31, 2010 was $73,518,800. Subsequent to March 31, 2010, the Company has drawn down the remaining amount of the loan facility of $16,481,200.

The loan is secured by Shinyo Saowalak and is repayable by forty quarterly installments and the first repayment installment shall be made on September 21, 2010. Interest is charged at LIBOR plus 2.00% per annum (effective interest rates of 3.79% as of March 31, 2010).

(h)	On August 20, 2008, a loan facility of $107,400,000 was obtained from BNP Paribas, The Bank of Nova Scotia Asia Limited, Deutsche Schiffsbank AG, DVB Group Merchant Bank (Asia) Ltd. and Scotiabank (Hong Kong) Limited to finance the construction of Shinyo Kieran. The balance of the loan facility as of December 31, 2009 and March 31, 2010 was $53,679,200 and $53,679,200, respectively.

The loan is secured by Shinyo Kieran, a vessel under construction and is repayable by forty quarterly installments together with a balloon payment in the fortieth installment and the first repayment installment shall be made on the date falling 3 months after the actual delivery date of Shinyo Kieran. Interest is charged at LIBOR plus 1.80% per annum (3.94% and 3.90% as of December 31, 2009 and March 31, 2010, respectively).

The Company entered into interest rate swap arrangements to mitigate the interest rate risk related to this bank loan (see Note 7). The annual interest rate, after taking into account for the interest rate swaps, as of December 31, 2009 and March 31, 2010 was 5.99% and 5.99%, respectively.
As of December 31, 2009 and March 31, 2010, bank loans are secured as follows:

	December 31,	March 31,
	2009	2010
Secured by:
Restricted cash	$9,139,807	$16,872,334
Vessels	359,334,424	353,692,519
Vessels under construction	174,901,072	203,884,323

	$543,375,303	$574,449,176

All of the bank loans are also guaranteed by the Parent as of December 31, 2009 and March 31, 2010.

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(6)	Long-term Bank Loans (continued)

The Company’s bank facilities are subject to the fulfillment of covenants which require the fair value of the Company’s vessels to exceed a certain percentage of the outstanding loan balance. Should there be any shortfall, the banks have the right to require the Company to either prepay to the banks a portion of the outstanding loan balance which amounts to such shortfall or to provide additional security in the form of restricted cash deposits which amount to the shortfall.

As of December 31, 2009 and March 31, 2010, the Company had breached the covenant of a bank loan amounting to $60,375,000 and $58,250,000, respectively, which required the fair value of Shinyo Navigator to be higher than 110% of the outstanding loan balance. The shortfall of $18,662,550 and $15,575,000 as of December 31, 2009 and March 31, 2010, respectively, has to be prepaid by the Company or secured by additional restricted cash upon the request from the bank. The shortfall of $18,662,550 as of December 31, 2009 was classified as current liabilities in the combined balance sheets as the Company did not have an unconditional right at the balance sheet date to defer settlement for at least the next twelve months as a result of the breach of that covenant. In March 2010, the Company deposited $8,000,000 with the bank as additional security for the loan to obtain a waiver from strict compliance with the covenant and up to March 31, 2010, the Company was not demanded by the bank to prepay the loan or to provide further security in the form of restricted cash deposits in addition to the $8,000,000 deposit. In July 2010, the Company has obtained a waiver from strict compliance with the covenant up to December 31, 2010. Following the deposit of $8,000,000, the remaining shortfall of $7,575,000 as of March 31, 2010 was classified as current liabilities in the combined balance sheet as the Company did not have an unconditional right at the balance sheet date to defer settlement for at least the next twelve months as a result of the breach of that covenant. The Parent has confirmed its intention to provide continuing and unlimited financial support to the Company so as to enable each of the Vessel-Owning Subsidiaries to meet its financial obligations as and when they fall due, including any prepayment or additional security demanded by the bank in relation to the breach of the abovementioned loan covenant.
(7)	Interest Rate Swap Arrangements

Outstanding swap agreements involve both the risk of a counterparty not performing under the terms of the contract and the risk associated with changes in market value. The Company monitors its positions, the credit ratings of counterparties and the level of contracts it enters into with any one party. The Company has a policy of entering into contracts with counterparties that meet stringent qualifications, and given the high level of credit quality of the counterparties, the Company does not believe it is necessary to obtain collateral arrangements.

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(7)	Interest Rate Swap Arrangements (continued)

As of December 31, 2009 and March 31, 2010, the Company had outstanding interest rate swap arrangements with financial institutions as follows:

						Fair value of swap
						(Assets/(liabilities))
				Pay fixed	Receive
			Notional	rate per	floating rate	December	March 31,
Counterparty	Start date	Maturity date	Amount	annum	per annum	31, 2009	2010

HSH Nordbank AG	January 10, 2007	December 13, 2016	$82,875,000	4.95%	3-month LIBOR	$(4,952,189)	$(5,113,532)

BNP Paribas	September 18, 2008	December 30, 2018 (Terminated on March 29, 2010)	20,129,700	4.16%	3-month LIBOR	(872,367)	—

The Bank of Nova Scotia	September 18, 2008	September 28, 2018 (Terminated on March 31, 2010)	20,129,700	4.16%	3-month LIBOR	(876,254)	—

DVB Bank S.E.	September 22, 2008	September 28, 2018 (Terminated on March 29, 2010)	13,419,800	4.16%	3-month LIBOR	(599,909)	—

BNP Paribas	September 18, 2008	December 30, 2018	20,129,700	4.19%	3-month LIBOR	(900,670)	(1,170,882)

The Bank of Nova Scotia	September 18, 2008	September 28, 2018	20,129,700	4.19%	3-month LIBOR	(905,109)	(755,904)

DVB Bank S.E.	September 18, 2008	September 28, 2018	13,419,800	4.19%	3-month LIBOR	(622,905)	(1,180,802)

					Total	$(9,729,403)	$(8,221,120)

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(7)	Interest Rate Swap Arrangements (continued)

The interest rate swaps are used to manage the interest rate risks arising from the Company’s long-term bank loans detailed in Note 6. The fair value changes of $2,851,054 (gain) and $1,766,245 (loss) from the interest rate swap arrangements during the periods ended March 31, 2009 and 2010, respectively, are recognized in the statements of income and the related liabilities are shown under derivative financial instruments in the balance sheets. The fair values of the interest rate swaps are determined using pricing models developed based on the LIBOR swap rate and other observable market data.

The interest rate swap agreements with BNP Paribas, The Bank of Nova Scotia and DVB Bank S.E. were terminated on March 29, 2010, March 31, 2010 and March 29, 2010, respectively.

(8)	Revenue

The Company generates its revenue from time charter agreements. The Company’s revenue during the periods ended March 31, 2009 and 2010 can be analyzed as follows:

	2009	2010
Time charter	$14,759,314	$17,003,513
Profit-sharing arising from time charter	—	744,939

	$14,759,314	$17,748,452

(9)	Related Party Transactions

Name of party	Relationship
Vanship Holdings Limited (“Vanship”)	The Parent of the Vessel-Owning Subsidiaries

Belindtha Marine Limited (“Belindtha”)	A company controlled by a shareholder of Vanship

China Sea Maritime Ltd. (“China Sea”)	A company controlled by a director of the Vessel-Owning Subsidiaries

Shinyo Maritime Corporation (“Shinyo Maritime”)	A company controlled by a director of the Vessel-Owning Subsidiaries

Univan Ship Management Limited (“Univan”)	A company controlled by a director of the Vessel-Owning Subsidiaries

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(9)	Related Party Transactions (continued)

(a)	The principal related party transactions during the periods ended March 31, 2009 and 2010 are as follows:

	Note	2009	2010
Management fee to Belindtha	(i)	$150,000	$157,500
Agency fee to China Sea	(ii)	150,000	150,000
Agency fee to Shinyo Maritime	(ii)	150,000	150,000
Loan interest income from the Parent	(iii)	91,945	62,675
Loan interest expense to the Parent	(iv)	$1,408,316	$1,257,708

Notes:

(i)	The Company has outsourced substantially all its day-to-day operations to Belindtha. The service fee is payable to Belindtha at a pre-determined amount in accordance with the terms mutually agreed by Belindtha and the Company.

(ii)	China Sea and Shinyo Maritime have provided agency services to the Company. The agency fee is payable to China Sea and Shinyo Maritime based on contractual agreements with the Company.

(iii)	The balance represents interest income on loans to the Parent by the Company. Terms of the loans are set out in Note 9(b)(v) below.

(iv)	The balance represents interest expense on loans from the Parent. Terms of the loans are set out in Note 9(b)(vi) below.
(b)	Amounts due from and due to related parties as of December 31, 2009 and March 31, 2010 are as follows:

		December 31,	March 31,
	Note	2009	2010
Amounts due from related parties:
Amount due from Univan	(i)	$248,049	$1,086,091
Amount due from the Parent	(ii)	635,605	62,674

		883,654	1,148,765

Amounts due to related parties:
Amount due to Univan	(iii)	4,997,850	5,902,416
Amount due to the Parent	(iv)	8,791,125	9,413,228

		13,788,975	15,315,644

Loan to a related party:
The Parent	(v)	8,882,533	8,882,533

Loans from a related party:
The Parent	(vi)	$131,459,170	$143,577,170

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(9)	Related Party Transactions (continued)

Notes:

(i)	The balance represents advance payments for expenses to be paid by Univan on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(ii)	The balance represents interest receivable from the Parent on a loan set out in (v) below.

(iii)	The balance represents payable to Univan for expenses paid on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(iv)	The balance represents interest payable on loans from the Parent. Terms of the loans are set out in (vi) below.

(v)	The balance represents a loan to the Parent, which carries interest at LIBOR plus 1.35% per annum with final maturity on October 1, 2019.

(vi)	The balance represents various loans from the Parent. The loans carry interest at rates ranging from six-month LIBOR plus 2.39% to 3.98% per annum (weighted average effective interest rate of 4.36% and 3.46% as of December 31, 2009 and March 31, 2010, respectively) or at fixed rates ranging from 5% to 6.5% per annum with maturities between January 13, 2012 and June 30, 2022.

The interest expense for the periods ended March 31, 2009 and 2010, including amounts capitalized, was $1,408,316 and $1,257,708, respectively. During the periods ended March 31, 2009 and 2010, interest expenses of $628,338 and $502,711 were capitalized as part of the costs of vessels under construction, respectively.

Interest expense of $0 and $635,605 was paid during the periods ended March 31, 2009 and 2010, respectively.
(c)	The Parent has provided a letter of support to each of the combined entities of the Company to confirm its intention to provide continuing and unlimited financial support to the Company so as to enable each of the Vessel-Owning Subsidiaries to meet its liabilities when they fall due.

(d)	As of December 31, 2009 and March 31, 2010, all of the long-term bank loans as set out in Note 6 were guaranteed by the Parent.

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(10)	Commitments and Contingencies

(a)	Capital commitments

Capital commitments for the vessels under construction as of December 31, 2009 and March 31, 2010 were $107,358,400 and $80,518,800, respectively.

(b)	Contingencies

Various claims, suits, and complaints, including those involving government regulations and product liability, arise in the ordinary course of the shipping business. In addition, losses may arise from disputes with charterers, agents, insurance and other claims with suppliers relating to the operations of the Company’s vessels. Currently, management is not aware of any such claims or contingent liabilities, which should be disclosed, or for which a provision should be established in the accompanying financial statements.

(11)	Fair Value Measurement

(a)	Fair value of financial instruments

The carrying amount of cash and amounts due from/to related parties approximates their fair values because of the short maturity of these instruments.

The carrying value of long-term bank loans and loans from a related party approximates their fair values based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

(b)	Fair value hierarchy

The following table presents assets and liabilities that are measured at fair value on a recurring basis (including items that are required to be measured at fair value) as of December 31, 2009 and March 31, 2010:

Fair value measurements at
reporting date using
Quoted price
		in active	Significant
		market for	other	Significant
		identical	observable	unobservable
	Carrying	assets	inputs	inputs
	amount	(Level 1)	(Level 2)	(Level 3)
At December 31, 2009
Interest rate swaps	$9,729,403	$—	$9,729,403	$—

At March 31, 2010
Interest rate swaps	$8,221,120	$—	$8,221,210	$—

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(12)	Business and Credit Concentrations

The Company operates in the shipping industry which historically has been cyclical with corresponding volatility in profitability. The Company seeks to mitigate volatilities in its business by obtaining long-term charter contracts. The Company has obtained long-term time charter contracts which will expire in 4 to 16 years from March 31, 2010.

The Company outsourced the technical management services to Belindtha which is controlled by a person related to a director of the Vessel-Owning Subsidiaries. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan which assists Belindtha in providing technical management services to the Company. Univan is controlled by a director of the Vessel-Owning Subsidiaries. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf. During the periods ended March 31, 2009 and 2010, the Company paid service fee of $150,000 and $157,500, respectively, to Belindtha. Any failure in providing the services by Univan to the Company may adversely affect the Company’s results and operations.

The Company is engaged in the business of ocean transportation of crude oil industry which is extremely competitive and dependent on the world’s demand for crude oil. Competition depends on price, location, size, age, condition and the acceptability of the vessels to the charterers. Any increase in competition and changes in demand for crude oil could result in lower revenue achieved for the vessels.

The following sets out revenues from each individual customer that comprises 10% or more of gross combined revenue (before deferred revenue adjustment) during the periods ended March 31, 2009 and 2010:

	2009		2010
	$	%	$	%
Formosa Petrochemical Corporation	3,610,314	27	4,209,939	24

Dalian Ocean Shipping Company	6,499,101	48	7,452,000	42

Blue Light Chartering Inc.	—	—	3,555,000	20

SK Shipping Company Limited	—	—	2,531,513	14

Sanko Steamship Co., Ltd.	2,601,000	19	—	—

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(12)	Business and Credit Concentrations (continued)

The gross accounts receivable due from each individual customer that represents more than 10% of the outstanding combined accounts receivable was as follows:

	December 31, 2009		March 31, 2010
	$	%	$	%
Formosa Petrochemical Corporation	—	—	744,939	100

(13)	Combining Entities

As of March 31, 2010, the Company had five vessels with substantive operating activities which represented each of the seven Vessel-Owning Subsidiaries except for the two entities each with a vessel that was under construction. The operating vessels are chartered to different charterers and are managed separately. The Company’s senior management reviews internal management reports for each of the Vessel-Owning Subsidiaries on a monthly basis.

(a)	Results and assets of operating vessels

The Company’s senior management monitors the results and assets attributable to each operating vessel on the following bases:
-	Vessel assets include all assets of the entity including tangible assets and current assets.

-	Vessel revenues represent revenue generated from time charter agreements by each operating vessel.

-	Vessel results represent income or loss before income taxes.

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(13)	Combining Entities (continued)

(a)	Results and assets of operating vessels (continued)

	Shinyo	Shinyo	Shinyo	Shinyo	Shinyo
	Loyalty	Kannika	Navigator	Ocean	Dream
	Limited	Limited	Limited	Limited	Limited	Total
Period ended March 31, 2009

Revenue from external customers	$829,500	$2,557,101	$3,942,000	$3,610,314	$3,820,399	$14,759,314
Vessel income/(loss)	(1,044,088)	(92,641)	1,020,349	583,777	1,263,607	1,731,004
Interest income	7,391	234,791	137	—	—	242,319
Interest expense	290,147	636,692	1,339,753	918,338	887,631	4,072,561
Depreciation	$806,158	$987,310	$1,437,871	$1,254,339	$869,921	$5,355,599

Period ended March 31, 2010

Revenue from external customers	$3,555,000	$3,510,000	$3,942,000	$4,209,939	$2,531,513	$17,748,452
Vessel income/(loss)	1,283,405	1,338,785	(21,007)	1,906,042	120,368	4,627,593
Interest income	516	151,312	9,383	260	384	161,855
Interest expense	178,672	353,796	1,344,238	317,209	360,558	2,554,473
Depreciation	$1,092,464	$987,310	$1,437,871	$1,254,339	$869,921	$5,641,905

Vessel-Owning Subsidiaries
Notes to the Unaudited Condensed Combined Financial Statements (Continued)
for the three-month periods ended March 31, 2009 and 2010
(expressed in US$)
(13)	Combining Entities (continued)

(b) Reconciliation of total income attributable to operating vessels to combined income before income taxes

	2009	2010
Total income attributable to operating vessels	$1,731,004	$4,627,593
Expenses for entities which have not yet commenced operations
- write off of deferred loan costs	—	(1,206,915)
- changes in fair value of derivative financial instruments	2,266,397	(1,604,902)
- other expenses	(618)	(19,893)

Combined income before income taxes	$3,996,783	$1,795,883

(c)	Reconciliation of total interest income to combined total interest income

	2009	2010
Total interest income	$242,319	$161,855
Interest income for entities which have not yet commenced operations	26	14
Elimination of inter-company interest income	(137,900)	(88,004)

Combined total interest income	$104,445	$73,865

(d)	Reconciliation of total interest expense to combined total interest expense

	2009	2010
Total interest expense	$4,072,561	$2,554,473
Elimination of inter-company interest expense	(137,900)	(88,004)

Combined total interest expense	$3,934,661	$2,466,469

(14)	Subsequent event

Pursuant to a definitive agreement dated July 18, 2010 entered into between Vanship and Navios Maritime Acquisition Corporation (“NMAC”), a company listed on the New York Stock Exchange, Vanship agreed to sell its entire equity interests in the Vessel-Owning Subsidiaries to NMAC for an aggregate consideration of $587,000,000, consisting of $576,000,000 in cash (subject to closing adjustments) and $11,000,000 in shares of common stock of NMAC (based on the closing trading price averaged over the 15 trading days immediately prior to closing).

Unaudited Pro Forma Financial Statements of Navios Acquisition
The following unaudited pro forma financial information of Navios Maritime Acquisition Corporation (the “Company” or “Navios Acquisition”) has been prepared to show the impact of the acquisition of the 13 vessels on May 28, 2010 (“initial acquisition”) and proposed acquisition of the seven vessel-owning subsidiaries (“Vessel-Owning Subsidiaries”) from Vanship Holdings Limited (the “Seller”). The unaudited pro forma condensed combined balance sheet as of March 31, 2010 gives effect to both the initial acquisition and the proposed acquisition as though the they were consummated on March 31, 2010. The unaudited pro forma condensed combined statement of operations for the three-month period ended March 31, 2010 assumes both the initial acquisition and the proposed acquisition were consummated on January 1, 2010 and include pro forma adjustments that are directly attributable to the acquisitions and are expected to have a continuing impact on our results of operations. The historical balance sheet as of March 31, 2010 and the historical statements of operations for the three-month period ended March 31, 2010 presented are based on the combined financial statements of the Vessel-Owning subsidiaries as of March 31, 2010 and for the period then-ended.
The unaudited pro forma financial information is presented for illustrative and informational purposes only, and is not necessarily indicative of the Company’s financial position and results of operations had the acquisition been consummated during the period presented, nor does it purport to represent the results of the Company for any future periods.
INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Financial Statements:
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2010	P-2 - P-4
Unaudited Pro Forma Condensed Combined Statement of Operations as of March 31, 2010	P-5 - P-6
Pro Forma Adjustments	P-6 - P-7

Navios Maritime Acquisition Corporation
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2010

	For the	Pro Forma
	three-month	Adjustments		Vessel-Owning
	period ended	with Actual	Combined with	Subsidiaries			Pro Forma
	March 31,	Conversion of	Actual	at	Pro Forma		Balance Sheet at
	2010	10,021,399 (1)	Conversion (1)	March 31, 2010	Adjustments		March 31, 2010
ASSETS
Current assets
Cash	$430,510	$—	$430,510	$10,546,071			$10,976,581
Restricted cash				2,372,334			2,372,334
Cash - receipt of funds from loan	—	129,659,376	129,659,376	—			129,659,376
Cash - payment of deferred underwriters’ fees	—	(8,855,000)	(8,855,000)	—			(8,855,000)
Cash - payment for the vessel acquisition	—	(171,748,944)	(171,748,944)	—			(171,748,944)
Cash - payment of transaction costs	—	(1,613,000)	(1,613,000)	—			(1,613,000)
Cash - release of the trust account	—	250,771,756	250,771,756	—			250,771,756
Cash - payment to convert stock into cash	—	(99,312,064)	(99,312,064)	—			(99,312,064)
Cash from Loan Proceeds VLCC fleet	—	—	—				—
Cash to finance delivery of Shinyo Saowalak	—	—	—	—			—
Cash from Equity	—	—	—		—	(2)	—
Deferred financing cost	—	—	—	—	(4,085,864)	(8)	(4,085,864)
Cash for Vessel Acquisition	—	—	—	—	(119,952,757)	(1)	(119,952,757)
Cash - loan from related party	—	—	—	—	15,000,000		15,000,000
Cash	430,510	98,902,124	99,332,634	—			3,212,418

Prepayments and other receivables	27,017	—	27,017	2,393,375			2,420,392
Amounts due from related parties	—	—	—	1,148,765	(1,148,765)	(1)	—
Supplies	—	—	—	621,041			621,041

Total current assets	457,527	98,902,124	99,359,651	17,081,586			6,253,851

Other assets
Vessels				353,692,519	65,807,481	(1)	419,500,000

Navios Maritime Acquisition Corporation
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2010 (Continued)

	For the	Pro Forma
	three-month	Adjustments		Vessel-Owning
	period ended	with Actual	Combined with	Subsidiaries			Pro Forma
	March 31,	Conversion of	Actual	at	Pro Forma		Balance Sheet at
	2010	10,021,399 (1)	Conversion (1)	March 31, 2010	Adjustments		March 31, 2010
Deposits for vessel acquisitions	—	171,748,944	171,748,944	203,884,323	(123,563,523)	(1)	252,069,744

Deferred transaction costs	—	1,613,000	1,613,000	—			1,613,000
Favorable lease terms	—	—	—		61,627,817	(1)	61,627,817
Loan to a related party	—	—	—	8,882,533	(8,882,533)	(1)	—
Restricted cash	—	—	—	14,500,000			14,500,000
Investment in trust account, including restricted cash	250,771,756	(250,771,756)	—	—			—
Deferred finance costs		3,327,000	3,377,204	2,043,274	(2,043,274)	(1)	3,377,204
Deferred Acquisition Costs	50,204		50,204		4,085,864	(8)	4,085,864

Total other assets	250,821,960	(74,082,812)	176,739,148	583,002,649			756,773,628

Total assets	$251,279,487	$24,819,312	$276,098,799	$600,084,235			$763,027,480

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$12,023	$—	$12,023				$12,023
Accrued expenses and other payables	339,793	—	339,793	7,733,313	6,000,000	(10)	14,073,106
Amount due to related parties	89,993	—	89,993	15,315,644	(315,644)	(1)	15,089,993
Long term debt, current portion	—	3,000,000	3,000,000	45,473,988			48,473,988

Total current liabilities	441,809	3,000,000	3,441,809	68,522,945			77,649,110

Long term liabilities
Long term debt, net of current portion	—	129,986,376	129,986,376	363,112,363	16,481,200	(1)	509,579,939.00
Loans from a related party	—	—	—	143,577,170	(143,577,170)	(1)	—
Unfavorable lease terms	—	—	—	—	28,127,817	(1)	28,127,816.59
Derivative financial instruments	—	—	—	8,221,120	(8,221,120)	(1)	—
Deferred underwriters’ fees	8,855,000	(8,855,000)	—				—

Navios Maritime Acquisition Corporation
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2010 (Continued)

	For the	Pro Forma
	three-month	Adjustments		Vessel-Owning
	period ended	with Actual	Combined with	Subsidiaries			Pro Forma
	March 31,	Conversion of	Actual	at	Pro Forma		Balance Sheet at
	2010	10,021,399 (1)	Conversion (1)	March 31, 2010	Adjustments		March 31, 2010
Common stock subject to redemption, 10,119,999 shares at redemption value, $9.91 per share	100,289,190	(100,289,190)	—				—
Total liabilities	$109,585,999	$23,842,186	$133,428,185	$583,433,598			$615,356,866

Commitments

Stockholders’ equity
Preferred Stock, $.0001 par value; 1,000,000 shares authorized; none issued							—

Common stock, $.0001 par value, authorized 100,000,000 shares; 31,625,000 shares issued and outstanding (includes the 10,119,999 shares subject ot redemption)	3,163	(1,002)	2,161				2,161
Paid-in capital				15	(15	)(1)	0
Retained Earnings				16,650,622	(16,650,622)	(1)	—
					(6,000,000)	(10)	(6,000,000)
Additional paid-in capital	141,588,151	978,128	142,566,279		11,000,000	(1)	153,566,279
Earnings accumulated during the development stage	102,174	—	102,174				102,174

Total stockholders’ equity	141,693,488	977,126	142,670,614	16,650,637			147,670,614

							0
Total liabilities and stockholders’ equity	$251,279,487	$24,819,312	$276,098,799	$600,084,235			$763,027,480

Navios Maritime Acquisition Corporation
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
OPERATIONS
AS OF MARCH 31, 2010
Three-Month Period Ended March, 31 2010

	Navios	Vessel-Owning				Navios
	Acquisition	Subsidiaries	Pro Forma			Acquisition
	Historical	Historical	Adjustments			Pro forma
Operating revenue
Revenue	$	$17,748,452		$4,381,923	(6)	$22,130,375

Operating expense(s)

Vessel operating expenses		4,270,058		1,189,942	(4a)	5,460,000
Depreciation and amortization expenses		5,641,905		1,105,414	(5)	6,747,319
Management fee		157,500		(157,500	)(4b)	—
Commission		360,144		(360,144	)(4b)	—
Formation and operation costs	312,126					312,126
Administrative expense	30,000	29,576		120,574	(4c)	180,150
Termination charge		—				—

Total operating expense	341,126	10,459,183				12,699,595

Operating income	$(342,126)	$7,289,269				$9,430,780

Other income/(expense)	$	$	$			$
Interest income from trust account	31,284					31,284
Interest income	13,643	73,865				87,508
Interest expense		(2,466,469)		(718,330	)(2)	(3,184,799)
Write-off of deferred loan costs		(1,206,915)		1,206,915		—
Changes in fair value of derivative financial instruments		(1,766,245)		1,766,245	(3)	—
Transaction costs				(6,000,000	)(7)	(6,000,000)
Others, net		(127,622)				(127,622)

Total other expense	44,927	(5,493,386)				(9,193,629)

(Loss)/income before income taxes	(297,199)	1,795,883				237,152
Income taxes		—				—

Net (loss)/income	$(297,199)	$1,795,883				$237,152

Pro forma Earnings per share (unaudited)
Earnings per share basic						0.011
Earnings per share diluted						0.004
Weighted average number of shares outstanding basic (1)						21,603,601
Weighted average number of shares outstanding diluted (1)						60,828,601

(1)	Assuming conversion of 10,021,399 took place on January 1, 2010.
Pro forma adjustments with actual conversion of 10,021,399 shares are based on the following assumptions:
(a)	Assumes no forward contracts.

(b)	To record the receipt of proceeds from debt financing in order to finance the initial acquisition. Navios Acquisition will pay the lenders of such debt financing upfront fees depending on the available loan amount under each facility. If the interest rate increased by 1%, the Company’s interest expense would increase by approximately $1.3 million to $4.5 million.

(c)	To record the payment of the deferred underwriters’ fees, payable upon consummation of Navios Acquisition’s initial business combination.

(d)	To record the payment to the shipbuilders and the sellers of the vessels in the initial acquisition of the initial payment instalment or the deposit of the vessel acquisition, as applicable.

(e)	To record the transaction expenses incurred in connection with the initial acquisition, which consisted of approximately (a) $490,000 for travelling and roadshow expenses, annual meeting and other expenses, (b) $245,000 for consulting expenses, (c) $763,000 for legal expenses, (d) $10,000 for audit fees, and (e) $105,000 for printing expenses. These fees will be capitalized on the balance sheet and amortized over future periods.

(f)	To record the release of the cash held in the trust account.

(g)	To record the conversion of the 10,021,399 shares of common stock of the public holders of Navios Acquisition’s common stock who voted against the initial business combination transaction and properly exercised their conversion rights.
Pro Forma Adjustments
The unaudited pro forma combined financial statements give pro forma effect to the following:
To record the payment of the $587.0 million purchase price for the purchase of seven Vessel-Owning Subsidiaries, less the remaining installments for the Shinyo Kieran amounting to $53.7 million. Pro forma financial statements are based on the assumption that $11.0 million is paid with shares from the Company’s common stock.

Cash	$522,320,800
Common stock	11,000,000

Total allocable purchase price	$533,320,800

Working capital assets
Cash	$10,546,071
Prepayments and other receivables	2,393,375
Supplies	621,041
Restricted cash	16,872,334

Working capital liabilities:
Accrued expenses and other payables excluding accrued interest	(7,099,313)

Total purchase price	$556,654,308

Estimated allocation of purchase price:
Net assets acquired from Vanship (at book value)	$16,650,637

Fair value adjustments to assets acquired and adjustments to reflect items not being acquired pursuant to the Securities Purchase Agreement:
Reverse loans due/from related parties	$148,861,516
Reverse deferred financing costs	(2,043,274)
Reverse derivative financial instruments	8,221,120
Vessels	65,807,481
Vessels under construction	(123,563,253)
Allocation to favorable leases	61,627,817
Allocation to unfavorable leases	(28,127,817)

Bank loan assumed:
Bank loans outstanding book value	408,586,351

Accrued bank loan interest book value	634,000

$556,654,308

Pro forma financial statements of Navios Acquisition as of March 31, 2010, are based on the assumption that loans due/ from related parties, deferred financing costs and derivative financial instruments are not assumed.

For the purpose of the pro forma financial statements, the Company assumed that as of March 31, 2010 the vessel Shinyo Saowalak was delivered. Vessels and favourable/ unfavourable leases on charter-out contracts of the vessels acquired are recorded at fair value, which was determined based on valuations received from an independent broker. Total price allocated to vessels is $419.5 million, whereas deposits of $80.3 million are related to the Shinyo Kieran.
Outstanding loan balance as of March 31, 2010 is assumed to be $425.1 million, which includes $16.5 million assumed drawdown for the acquisition of the Shinyo Saowalak.

Adjustments to record acquired net assets at fair value:
Vessels acquired from Vanship at book value	$359,334,424
Fair value	60,165,576
Vessels under construction acquired from Vanship at book value	174,901,072
Fair value	(94,580,272)
Identifiable contracts	33,500,000

Bank loans outstanding book value	(408,586,351)
Additional amount assumed until closing	(16,481,200)
Accrued bank loan interest book value	(634,000)

Working capital assets:
Cash	10,546,071
Prepayments and other receivables	2,393,375
Supplies	621,041

Restricted cash	16,872,334
Working capital liabilities:
Accrued expenses and other payables excluding accrued interest	(7,099,313)

Net equity assumed	$130,952,757

Net equity assumed comprises of the actual cash consideration of $119,952,757 and the payment $11,000,000 in shares of our common stock.

(2)	To record additional interest expense assuming average rate on the assumed bank loans of 3.55% per annum. If the interest rate increased by 1%, the Company’s interest expense would increase by approximately $3.9 million. For the pro forma financial statements as of March 31, 2010, the interest expense on the outstanding debt of the Shinyo Kieran is not included in the statement of operations.

(3)	To eliminate changes in the fair value of derivative financial instruments because such contracts will not be assumed.

(4)	(a)To adjust vessel operating expenses assuming a daily fixed fee of $10,000 per vessel pursuant to the new management agreement; (b) to eliminate existing management fee and commission because the existing agreements will be terminated; and (c) to increase general and administrative expenses assuming a daily fee of $275 per vessel.

(5)	To record additional depreciation and amortization expense of fixed assets and intangibles based on the increase in market value. Vessels are amortized over 25 years from their original construction. Favorable/ unfavorable leases on charter-out contracts are amortized over the remaining life of the related contract, which is 4.3-15 years.

(6)	To record additional revenue, net of commissions for the Shinyo Saowalak, which is calculated at the existing rate of $48,153 per day for 355 days.

(7)	Transaction costs are assumed to be $6.0 million and are mainly related to legal and other professional fees and expenses incurred until the closing of the transaction.

(8)	Assumed deferred financing fees were calculated at 1% of the loan assumed.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIOS MARITIME ACQUISITION CORPORATION Date: August 6, 2010
By:	/s/ Angeliki Frangou
Angeliki Frangou,
Chairman and Chief Executive Officer